UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MOTOROLA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

PRINCIPAL EXECUTIVE OFFICES: 1303 East Algonquin Road Schaumburg, Illinois 60196	PLACE OF MEETING: Rosemont Theater 5400 N. River Road Rosemont, Illinois 60018
March 12, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Our Annual Meeting will be held at the Rosemont Theater, 5400 N. River Road, Rosemont, Illinois 60018 on Monday, May 3, 2004 at 5:00 P.M., local time.

The purpose of the meeting is to:

1.	elect directors for the next year;

2.	consider and vote upon two stockholder proposals, if properly presented at the meeting; and

3.	act upon such other matters as may properly come before the meeting.

Only Motorola stockholders of record at the close of business on March 5, 2004 will be entitled to vote at the meeting. Please vote in one of the following ways:

•	use the toll-free telephone number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MOTOROLA STOCK TO GAIN ADMISSION TO THE MEETING.

By order of the Board of Directors,

A. Peter Lawson

Secretary

PROXY STATEMENT

PROXY STATEMENT

PROXY STATEMENT— VOTING PROCEDURES

The Board of Directors is soliciting proxies to be used at the May 3, 2004 Annual Meeting of Stockholders. Your vote is very important. This proxy statement, the form of proxy and the 2003 Annual Report will be mailed to stockholders on or about March 15, 2004. The proxy statement and Annual Report are also available on the Company’s website at www.motorola.com/investor.

Who Can Vote

Only stockholders of record at the close of business on March 5, 2004 (the “record date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On that date, there were issued and outstanding 2,342,083,657 shares of the Company’s common stock, $3 par value per share (“Common Stock”), the only class of voting securities of the Company.

How You Can Vote

There are three convenient voting methods:

•	Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. The deadline for telephone voting is 11:59 p.m., Eastern time on Sunday, May 2, 2004. Telephone voting is available 24 hours a day. If you vote by telephone you should NOT return your proxy card. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

•	Voting by Internet. You can also vote via the Internet. The website for Internet voting is also on your proxy card. The deadline for Internet voting is 11:59 p.m., Eastern time on Sunday, May 2, 2004. Internet voting also is available 24 hours a day. If you vote via the Internet you should NOT return your proxy card. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by Internet.

•	Voting by Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. To ensure your vote is counted, receipt of your mailed proxy is needed by Saturday, May 1, 2004.

How You May Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the 2004 Annual Meeting by either:

•	Sending written notice of revocation to the Secretary.

•	Submitting another timely proxy by telephone, Internet or paper ballot.

•	Attending the 2004 Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

General Information on Voting

No Cumulative Voting

You are entitled to cast one vote for each share of Common Stock you own on the record date. Stockholders do not have the right to vote cumulatively in electing directors.

Quorum Required

In order for business to be conducted, a quorum must be represented at the Annual Meeting. A quorum is a majority of the shares entitled to vote at the Annual Meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld”, a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum.

Required Vote to Elect Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the 11 nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the 11 nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

Required Vote to Adopt other Proposals

In order to recommend that the Board consider adoption of any shareholder proposal, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

Other Information

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record

PROXY STATEMENT

holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). The election of directors is a “discretionary” item. The two shareholder proposals are “non-discretionary” items.

All shares that have been properly voted—whether by telephone, Internet or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. At the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

Voting by Participants in the Company’s 401(k) Profit Sharing Plan

If a stockholder owns shares of Common Stock through the Motorola 401(k) Profit Sharing Plan (the “401(k) Plan”), the proxy card also will serve as a voting instruction for the trustees of that plan where all accounts are registered in the same name. If shares of Common Stock in the 401(k) Plan are not voted either by telephone, via the Internet, or by returning the proxy card representing such shares, those shares will be voted by the trustees in the same proportion as the shares properly voted by other participants owning shares of Common Stock in the 401(k) Plan.

PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

The term of office of all present directors of the Company will expire on the day of the 2004 Annual Meeting upon the election of their successors. The number of directors of the Company to be elected at the 2004 Annual Meeting is 11. The directors elected at the 2004 Annual Meeting will serve until their respective successors are elected and qualified or until their earlier death or resignation.

NOMINEES

Each of the nominees named below is currently a director of the Company and each was elected at the Annual Meeting of stockholders held on May 5, 2003, except for Mr. Zander who is standing for election for the first time. B. Kenneth West is retiring from the Board and will not be standing for re-election.

On February 3, 2004, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with the Motorola, Inc. Director Independence Guidelines, that each non-employee director was independent. The Motorola, Inc. Director Independence Guidelines include the NYSE independence standards and categorical standards the Board uses in determining if a relationship that a Board member has with the Company is material. A copy of the Motorola, Inc. Director Independence Guidelines is available on the Company’s website at www.motorola.com/investor.

If any of the nominees named below is not available to serve as a director at the time of the 2004 Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The ages shown are as of January 1, 2004.

EDWARD J. ZANDER, Principal Occupation: Chairman of the Board and Chief Executive Officer, Motorola, Inc.

Director since 2004 Age—56

Mr. Zander joined Motorola in January 2004 as Chairman and Chief Executive Officer. Prior to joining Motorola, Mr. Zander was a managing director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries. Prior to holding that position, Mr. Zander was President and COO of Sun Microsystems, Inc., a leading provider of hardware, software and services for networks, from January 1998 until June 2002. Mr. Zander is also a director of Seagate Technology and serves on the board of directors of several educational and non-profit organizations, including the Jason Foundation for Education, the science advisory board of Rensselaer Polytechnic Institute and the advisory board of the School of Management of Boston University. Mr. Zander received a Bachelor of Science degree in electrical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration from Boston University.

H. LAURANCE FULLER, Principal Occupation: Retired; Formerly Co-Chairman of the Board, BP Amoco, p.l.c.

Director since 1994 Age—65

Mr. Fuller retired as Co-Chairman of BP Amoco, p.l.c., an energy company, in March 2000. Prior to holding that position, he served as Chairman and Chief Executive Officer of Amoco Corporation since 1991. He is also a director of Abbott Laboratories, Cabot Microelectronics Corporation and Verde Group. Mr. Fuller graduated from Cornell University with a B.S. degree in chemical engineering and earned a J.D. degree from DePaul University Law School.

PROXY STATEMENT

4

JUDY C. LEWENT, Principal Occupation: Executive Vice President & Chief Financial Officer

and President, Human Health Asia, Merck & Co., Inc.

Director since 1995 Age—54

Ms. Lewent was elected Senior Vice President and Chief Financial Officer of Merck & Co., Inc., a pharmaceutical company, in December 1992, and became Executive Vice President and Chief Financial Officer in February 2001. In January 2003, she was given additional responsibilities as President, Human Health Asia for Merck. Ms. Lewent is a director of Dell Inc., Johnson & Johnson Merck Consumer Pharmaceuticals Company, Merial Limited, and the National Bureau of Economic Research. She serves as a trustee of the Rockefeller Family Trust and is a Life Member of the Massachusetts Institute of Technology Corporation. Ms. Lewent is also a member of the Penn Medicine Executive Committee and the American Academy of Arts & Sciences. She received a B.S. degree from Goucher College and an M.S. degree from the MIT Sloan School of Management.

DR. WALTER E. MASSEY, Principal Occupation: President of Morehouse College

Director since 1993 Age—65

Dr. Massey has been President of Morehouse College since 1995. In 1991, he was appointed by President Bush as the Director of the National Science Foundation after which he was Provost and Senior Vice President for the University of California System. Prior to that he had been director of the Argonne National Laboratory and vice president for research at the University of Chicago. Dr. Massey received a Ph.D. degree in Physics and a Master of Arts degree from Washington University. He also holds a Bachelor of Science degree in Physics and Mathematics from Morehouse College. He is a director of BP Amoco, p.l.c., BankAmerica Corporation and McDonalds, Inc. Dr. Massey previously served as a director of the Company from 1984 until 1991 when he accepted his appointment to the National Science Foundation.

NICHOLAS NEGROPONTE, Principal Occupation: Chairman of the Massachusetts Institute of Technology Media Laboratory

Director since 1996 Age—60

Mr. Negroponte is a co-founder and chairman of the Massachusetts Institute of Technology Media Laboratory, an interdisciplinary, multi-million dollar research center focusing on the study and experimentation of future forms of human and machine communication. He founded MIT’s pioneering Architecture Machine Group, a combination lab and think tank responsible for many radically new approaches to the human-computer interface. He joined the MIT faculty in 1966 and became a full professor in 1980. Mr. Negroponte received a B.A. and M.A. in Architecture from Massachusetts Institute of Technology.

INDRA K. NOOYI, Principal Occupation: President and Chief Financial Officer, PepsiCo, Inc.

Director since 2002 Age—48

Ms. Nooyi is President & Chief Financial Officer of PepsiCo, Inc., a world leader in convenient foods and beverages. She joined PepsiCo in 1994 as Senior Vice President of Strategic Planning, and she became Chief Financial Officer in 2000. Ms. Nooyi also serves on the Board of Directors of PepsiCo, Inc. and the PepsiCo Foundation. She serves as Successor Fellow at Yale Corporation and is on the Advisory Board of Yale University President’s Council of International Activities. She is a member of the Board of the International Rescue Committee and Lincoln Center for the Performing Arts in New York City. Ms. Nooyi graduated from Madras Christian College in India with a degree in Chemistry, Physics and Math and earned a Master’s Degree in Finance and Marketing from the Indian Institute of Management in Calcutta and a Master’s Degree in Public and Private Management from Yale’s University School of Organization and Management.

PROXY STATEMENT

JOHN E. PEPPER, JR., Principal Occupation: Vice President, Finance and Administration, Yale University; Retired Chairman & CEO, Procter & Gamble Company

Director since 1994 Age—65

Mr. Pepper is currently Vice President, Finance and Administration of Yale University. Previously he served as Chairman of the Executive Committee of Procter & Gamble Co., a consumer products company from June 2000 to July 2003. He was Chairman of the Board from 2000 to mid 2002. Mr. Pepper was also Chairman and Chief Executive Officer of Procter & Gamble Co. from 1995 to 1999. He is also a director of Boston Scientific Corporation and the Xerox Corporation. Mr. Pepper graduated from Yale University in 1960.

SAMUEL C. SCOTT III, Principal Occupation: Chairman, President and Chief Executive Officer, Corn Products International

Director since 1993 Age—59

Mr. Scott is Chairman, President and Chief Executive Officer of Corn Products International, a corn refining business. He was President of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott also serves on the Board of Directors of Bank of New York, Inroads/Chicago and Accion USA. Mr. Scott graduated from Fairleigh Dickinson University with a bachelor’s degree in engineering in 1966 and an MBA in 1973.

DOUGLAS A. WARNER III, Principal Occupation: Retired; Formerly Chairman of the Board, J.P. Morgan Chase & Co.

Director since 2002 Age—57

Mr. Warner was Chairman of the Board and Co-Chairman of the Executive Committee of J.P. Morgan Chase & Co., an international commercial and investment banking firm, from December 2000 until he retired in November 2001. From 1995 to 2000, he was Chairman of the Board, President, and Chief Executive Officer of J.P. Morgan & Co. He is also a director of Anheuser-Busch Companies, Inc. and General Electric Co. He is on the Board of Counselors of the Bechtel Group Inc. and is a member of The Business Council. He is chairman of the Board of Managers and the Board of Overseers of Memorial Sloan-Kettering Cancer Center. Mr. Warner is a trustee of the Pierpont Morgan Library and a member of the Yale Investment Committee. Mr. Warner received a B.A. degree from Yale University.

DR. JOHN A. WHITE, Principal Occupation: Chancellor, University of Arkansas

Director since 1995 Age—64

Dr. White is currently Chancellor of the University of Arkansas. Dr. White served as Dean of Engineering at Georgia Institute of Technology from 1991 to early 1997, having been a member of the faculty since 1975. He is also a director of Eastman Chemical Company, J.B. Hunt Transport Services, Inc., Logility, Inc., and Russell Corporation. Dr. White received a B.S.I.E. from the University of Arkansas, a M.S.I.E. from Virginia Polytechnic Institute and State University and a Ph.D. from The Ohio State University.

MIKE S. ZAFIROVSKI, Principal Occupation: President and Chief Operating Officer, Motorola, Inc.

Director since 2002 Age—50

Mr. Zafirovski joined Motorola in June 2000 and served as Executive Vice President and President of the Personal Communications Sector until July 25, 2002 when he was elected President and Chief Operating Officer. Prior to joining Motorola, Mr. Zafirovski spent 24 years with General Electric Company, where he served as President and CEO of GE Lighting, General Electric Company from July 1999 to May 2000 and as President and CEO of GE Lighting, Europe, Middle East and Africa, General Electric Company from April 1996 to June 1999. Mr. Zafirovski received a Bachelor of Science degree in mathematics from Edinboro University and serves on the board of directors of United Way of Metropolitan Chicago, Children’s Memorial Hospital in Chicago and the Economic Club of Chicago.

PROXY STATEMENT

MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

The Board of Directors is responsible for supervision of the overall affairs of the Company. The Board of Directors held 11 meetings during 2003. Overall attendance at Board and committee meetings was 94%. All directors attended 75% or more of the combined total meetings of the Board and the committees on which they served during 2003. In 2003, the non-employee members of the Board met in executive session 8 times. Of those 8 sessions, only non-employee directors were present at 5 sessions. At the other sessions, employees were present at the request of the Board.

Following the Annual Meeting, the Board will consist of 11 directors. In the interim between Annual Meetings, the Board has the authority under the By-laws to increase or decrease the size of the Board and fill vacancies.

CORPORATE GOVERNANCE MATTERS

The Board has long adhered to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board has responsibility for management oversight and providing strategic guidance to the Company. In order to do that effectively, the Board believes it should be comprised of individuals with appropriate skills and experiences to contribute effectively to this dynamic process. The Board is currently highly diversified; it is comprised of active and former CEOs and CFOs of major corporations and individuals with experience in high-tech fields, government and academia. The Board also believes that it must continue to renew itself to ensure that its members understand the industries and the markets in which the Company operates. The Board also believes that it must be informed about the positive and negative issues, problems and challenges facing Motorola and its industries and markets so that the members can exercise their fiduciary responsibilities to shareholders.

In 2003, the Board continued its focus on improving corporate governance. The work of the Board’s two Ad Hoc Committees on governance, which the Board formed in February 2000 and January 2002 to drive Board renewal, was continued by the new Governance and Nominating Committee.

The Governance and Nominating Committee continued to focus on ways to improve all aspects of how the board functions, including: meeting effectiveness; director involvement, development and retention; committee governance, effectiveness and composition; board and committee assessment; director assessment and review; board size, composition and independence; executive sessions; and calendar and attendance. It also took on the critical role of guiding the Board in meeting the many new governance requirements set forth by the New York Stock Exchange (NYSE), new rules adopted by the Securities and Exchange Commission (SEC) and emerging best practices.

COMMITTEES OF THE BOARD OF DIRECTORS

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has 6 standing committees. The Board has determined that all of the members of the Audit and Legal Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Motorola, Inc. Director Independence Guidelines and the NYSE listing standards.

Audit and Legal Committee

Members at 12/31/03 and 03/12/04: Directors Fuller (Chair), West and White

Number of Meetings in 2003: Five

Functions:

•	Assists the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance
•	Hires the independent auditors
•	Monitors the independence and performance of the Company’s independent auditors and internal auditors
•	Maintains, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors
•	Oversees compliance with the Company’s policies for conducting business, including ethical business standards

Compensation and Leadership Committee

Members at 12/31/03 and 03/12/04: Directors Scott (Chair), Nooyi, Warner and West

Number of Meetings in 2003: Seven

Functions:

•	Assisting the Board in overseeing the management of the Company’s human resources including:
•	compensation and benefits programs
•	CEO performance and compensation; and
•	executive development and succession and diversity efforts
•	Overseeing the evaluation of management
•	Preparing the report of the Committee on executive compensation

PROXY STATEMENT

Executive Committee

Members at 12/31/03: Directors Galvin (Chair), Fuller, Lewent, Pepper, Scott, West and Zafirovski

Members at 3/12/04: Directors Zander (Chair), Fuller, Lewent, Pepper, Scott, West and Zafirovski

Number of Meetings in 2003: One

•	Acts for the Board between meetings on matters already approved in principle by the Board
•	Exercises the authority of the Board on specific matters assigned by the Board from time to time

Finance Committee

Members at 12/31/03 and 03/12/04: Directors Lewent (Chair), Warner and Zafirovski

Number of Meetings in 2003: Six

Functions:

•	Reviews the Company’s overall financial posture, asset utilization and capital structure
•	Reviews the need for equity and/or debt financing and specific outside financing proposals
•	Monitors the performance and investments of employee retirement and related funds
•	Reviews the Company’s dividend payment plans and practices

Governance and Nominating Committee

Members at 12/31/03 and 03/12/04: Directors Pepper (Chair), Negroponte and Nooyi

Number of Meetings in 2003: Four

Functions:

•	Identifies individuals qualified to become board members, consistent with the criteria approved by the Board
•	Recommends director nominees and individuals to fill vacant positions
•	Assists the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board
•	Oversees the evaluation of the Board and its committees
•	Generally oversees the governance of the Board

This Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications as described on page 32.

Technology and Design Committee (formerly known as Technology Committee)

Members at 12/31/03: Directors Massey (Chair), Galvin and Negroponte

Members at 03/12/04: Massey (Chair), Negroponte and Zander

Number of Meetings in 2003: Six

Functions:

•	Identifies and assesses significant technological issues and needs affecting the Company
•	Reviews technical relationships and activities with academic institutions and public sector laboratories
•	Reviews the adequacy of the Company’s technical resources and continuing technical education

DIRECTOR COMPENSATION AND RELATED TRANSACTIONS

Directors who are also employees of Motorola receive no additional compensation for serving on the Board or its committees.

During 2003, the annual retainer fee paid to each non-employee director was $75,000. In addition, (1) the chairs of the Audit and Legal and Compensation and Leadership committees each received an additional annual fee of $12,000, (2) the chairs of the other committees each received an additional annual fee of $5,000, and (3) the members of the Audit and Legal Committee, other than the chair, each received an additional annual fee of $5,000. In 2003, the Board formed a committee to lead the search for a new Company Chairman and CEO. John Pepper was the Chair of that committee and received $12,000 for his service on that committee. The Company also reimburses its directors, and in certain circumstances spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings.

On May 6, 2003, each non-employee director received options to acquire 15,000 shares of Common Stock at the fair market value of the shares on the date of grant. Directors are expected to continue to be granted options to purchase shares of Common Stock each year.

Directors are required to accept half of all their Board compensation in Common Stock or deferred stock units, and may elect to accept up to 100% of their remaining compensation in Common Stock or deferred stock units. Non-employee directors may elect to defer receipt of all or

PROXY STATEMENT

any portion of their compensation that is not otherwise required to be paid in Common Stock or deferred stock units by electing to participate in the Motorola Management Deferred Compensation Plan. This plan offers a wide variety of investment options. Directors may elect to have distributions while they are directors or after they retire from the Board.

In 1996, the Board terminated its retirement plan. Non-employee directors elected to the Board after the termination date are not entitled to benefits under this plan, and non-employee directors already participating in the plan accrued no additional benefits for services after May 31, 1996. In 1998, some directors converted their accrued benefits in the retirement plan into shares of restricted Common Stock. They may not sell or transfer these shares and these shares are subject to repurchase by Motorola until they are no longer members of the Board because either: (i) they did not stand for re-election or were not re-elected, or (ii) their disability or death. Director Massey did not convert his accrued benefits in the retirement plan and is entitled to receive payment of such benefits in accordance with the applicable payment terms of the retirement plan, including payments to his spouse in the event of his death. For each year of service on the Board prior to the date the plan was terminated, Mr. Massey is entitled to receive annual payments equal to 10% of the annual retainer for directors in effect on the date the plan was terminated, with a maximum annual payment equal to 80% of the retainer. Mr. Massey served on the Board for eight or more years prior to the termination of the plan and, accordingly, is fully vested and will be entitled to an annual payment of $32,000 upon retirement from the Board.

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such directors and their spouses during the year ended December 31, 2003 was $3,000.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

PROPOSAL 2

SHAREHOLDER PROPOSAL RE: COMMONSENSE EXECUTIVE COMPENSATION

For reasons stated below, the Board of Directors of the Company recommends a vote “AGAINST” this shareholder proposal.

The Company has been advised that the United Association S&P 500 Index Fund, 1 Freedom Valley Drive, Oaks, PA 19456, the beneficial owner of 143,176 shares, intends to submit the following proposal for consideration at the 2004 Annual Meeting:

Resolved, that the shareholders of Motorola, Inc. (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

(1)    Salary—The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

(2)    Annual Bonus—The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

(3)    Long-Term Equity Compensation—Long-Term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

(4)    Severance—The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

(5)    Disclosure—Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

PROXY STATEMENT

The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

Supporting Statement: We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice-president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003—CEO’s Win, Workers and Taxpayers Lose.”)

We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON THE PROXY, THE SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

The Board believes that the rigid constraints included in the shareholder proposal will severely limit the Company’s ability to attract and retain executive officers that are critical to the success of the Company. The shareholder proposal would also make it more difficult for the Company to develop specific compensation programs that align compensation with the goals that the Board establishes for the Company.

The Company’s compensation objectives are described in some detail in the Report of the Compensation and Leadership Committee beginning on page 24 of this proxy statement. In summary, the overall objective of the executive compensation program is to create strong links between executive compensation and the Company’s performance and shareholder value. The Compensation and Leadership Committee considers both long-term performance and shorter-term performance in designing overall compensation packages.

The shareholder proposal would require the Compensation and Leadership Committee to impose a number of strict rules and prohibitions governing nearly all forms of compensation for executive officers. This “one-size-fits-all” approach to compensation denies the Board and the Compensation and Leadership Committee the flexibility that they need to respond to changing industry, market and compensation trends, to tailor compensation packages to the specific goals of the Company, and to customize executive compensation programs to attract and retain the highly-qualified executives needed to succeed in a competitive world economy. In designing the Company’s compensation programs, the Board and the Compensation and Leadership Committee need to consider a variety of factors, including: the goals the Board has established for the Company; the corporate tax consequences of various compensation arrangements; prevailing pay rates, and competitive practices of comparable companies in the industries participated in by the Company in the United States and around the world. For the above reasons, the Board believes that the Company should retain the ability to structure compensation programs without being subject to the rigid preset conditions of the shareholder proposal.

PROPOSAL 3

SHAREHOLDER PROPOSAL RE: PERFORMANCE AND TIME-BASED RESTRICTED SHARES

For reasons stated below, the Board of Directors of the Company recommends a vote “AGAINST” this shareholder proposal.

The Company has been advised that the Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, the beneficial owner of 70,900 shares, intends to submit the following proposal for consideration at the 2004 Annual Meeting.

Resolved, that the shareholders of Motorola, Inc. (“Company”) hereby request that the Board of Directors’ Compensation Committee, in developing future senior executive equity compensation plans, utilize performance and time-based restricted share programs in lieu of stock options. Restricted shares issued by the Company should include the following features:

(1)    Operational Performance Measures—The restricted share program should utilize justifiable

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operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Compensation Committee should be clearly disclosed to shareholders.

(2)    Time-Based Vesting—A time-based vesting requirement of at least three years should also be a feature of the restricted shares program. That is, in addition to the operational performance criteria, no restricted shares should vest in less than three years from the date of grant.

(3)    Dividend Limitation—No dividend or proxy voting rights should be granted or exercised prior to the vesting of the restricted shares.

(4)    Share Retention—In order to link shareholder and management interests, a retention feature should also be included; that is, all shares granted pursuant to the restricted share program should be retained by the senior executives for the duration of their tenure with the Company.

The Board and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

Supporting Statement:    As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value creation goals. The Company’s executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks.

We believe that performance and time-based restricted shares are a preferred mechanism for providing senior executives long-term equity compensation. We believe that stock option plans, as generally constituted, all too often provide extraordinary pay for ordinary performance. In our opinion, performance and time-based restricted shares provide a better means to tie the levels of equity compensation to meaningful financial performance beyond stock price performance and to condition equity compensation on performance above that of peer companies.

Our proposal recognizes that the Compensation Committee is in the best position to determine the appropriate performance measures and benchmarks. It is requested that detailed disclosure of the criteria be made so that shareholders may assess whether, in their opinion, the equity compensation system provides challenging targets for senior executives to meet. In addition, the restricted share program prohibits the receipt of dividends and the exercise of voting rights until shares vest.

We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity commensurate with their long-term contributions. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this reform.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON THE PROXY, THE SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

The Board believes that it continues to be appropriate for the Board and the Compensation and Leadership Committee to consider granting different types of equity awards to the Company’s executive officers, including stock options, restricted stock, restricted stock units and performance-based stock awards. This variety of available equity awards affords the Compensation and Leadership Committee the necessary flexibility to tailor compensation programs to the ever-changing competitive marketplace for executive talent throughout the world. The Board also believes that the limitations suggested by the shareholder proposal are not necessary because the Company’s current compensation program is designed to promote long-term value.

As described in the Report of the Compensation and Leadership Committee, beginning on page 24 of this proxy statement, the Company’s compensation program for executive officers and other employees has several components, including: annual salary and bonus; mid-range incentives based on multi-year cycles; equity awards under the Company’s incentive plans; and Motorola share ownership requirements. The Board believes that this flexible and robust program is appropriate for the Company and to limit that flexibility would not benefit shareholders. For these reasons, the Board recommends a vote against the shareholder proposal.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2003. The table does not include information with respect to options assumed in acquisitions where the plans governing the options will not be used for future awards, as described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by Motorola stockholders	293,954,107	(1)(2)(3)	$17.41	(4)	136,927,054	(5)

Equity compensation plans not approved by Motorola stockholders(6)(7)	9,075,188		$11.72		5,829,350	(8)

Total	303,029,295		$17.23		142,756,404

(1)	This includes options to purchase shares outstanding under the Motorola Omnibus Incentive Plan of 2003 (“2003 Plan”), the Motorola Omnibus Incentive Plan of 2002 (“2002 Plan”), the Motorola Omnibus Incentive Plan of 2000 (“2000 Plan”), the Restated and Amended 1998 Stock Incentive Plan (“1998 Plan”) and prior stock incentive plans no longer in effect.
(2)	This also includes an aggregate of 2,518,730 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the 2002 Plan, the 2000 Plan, the Motorola Non-Employee Directors Stock Plan (“Non-Employee Directors Plan”) and prior incentive plans that are no longer in effect. Each restricted or deferred stock unit is intended to be the economic equivalent of a share of Common Stock.
(3)	This does not include 774,049 stock appreciation rights (“SARs”) which are outstanding and exercisable under the 2000 Plan, the 1998 Plan and prior stock incentive plans that are no longer in effect. These SARs enable the recipient to receive, for each SAR granted, cash in an amount equal to the excess of the fair market value of one share of the Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. No security is issued upon the exercise of these SARs.
(4)	This weighted exercise price does not include outstanding restricted or deferred stock units.
(5)	Of these shares: (i) 43,097,417 shares remain available for future issuance under the Company’s employee stock purchase plan, the Motorola Employee Stock Purchase Plan of 1999, as amended; (ii) 35,446 shares remain available for issuance under the Non-Employee Directors Plan, a plan under which the Company’s non-employee directors receive a portion or all of their fees in stock or deferred stock units in lieu of cash, and (iii) an aggregate of 93,794,191 shares remain available for grants of awards under the 2003 Plan, 2002 Plan, 2000 Plan and the 1998 Plan, of which 40,000,000 shares are available for grants of awards other than options under the 2003 Plan, 3,312,637 shares are available for grants of awards other than options under the 2002 Plan and 4,629,312 shares are available for grants of awards other than options under the 2000 Plan. Other benefits which may be granted under the 2003 Plan, the 2002 Plan and 2000 Plan, are SARs, restricted stock, restricted stock units, performance stock, performance units, annual management incentive awards and other stock awards. Only options and SARs can currently be granted under the 1998 Plan.
(6)	The Company’s only non-shareholder approved plan is the Compensation/Acquisition Plan of 2000 (“C/A Plan”) that was adopted in November 2000. Since its inception one of the major purposes of the C/A Plan has been to grant awards to persons newly hired by the Company, including persons becoming employees as a result of an acquisition transaction; otherwise grants are generally made by the Company under the 1998, 2000, 2002 and 2003 Plans noted in footnote 1 above. Awards may not be made under the C/A Plan to directors or executive officers of the Company. The C/A Plan is more fully described below.
(7)	As of December 31, 2003, individual options to purchase a total of 6,013,620 shares of Common Stock had been assumed by the Company in connection with acquisition transactions, at a weighted average exercise price of $10.89. These options were issued under equity compensation plans of companies acquired by Motorola. No additional options may be granted under these equity compensation plans. The table does not include information with respect to these assumed options.
(8)	Of these shares, 90,000 are available for grants of awards other than options under the C/A Plan. Other benefits which may be granted under the C/A Plan are SARs, restricted stock, restricted stock units, performance stock, performance units, annual management incentive awards and other stock awards.

PROXY STATEMENT

The Compensation/Acquisition Plan of 2000

The Compensation/Acquisition Plan of 2000 (the “C/A Plan”), initially adopted on November 7, 2000 by the Board of Directors, provides that awards may be granted to employees of the Company and its subsidiaries who are not executive officers or directors of the Company, in connection with its recruiting and retention efforts. Since its inception, one of the major purposes of the C/A Plan has been to grant awards to persons newly hired by the Company, including persons becoming employees as a result of an acquisition transaction.

The C/A Plan permits the granting of stock options, stock appreciation rights, restricted stock and restricted stock units, performance stock, performance units and other stock awards. When initially adopted the C/A Plan provided for a maximum of 40 million shares of Common Stock to be issued under the C/A Plan, subject to certain adjustments and the reusage of shares in certain circumstances such as forfeitures and cancellations. However, the C/A Plan was amended in November 2001 to provide that, in lieu of such share authorization, the Compensation and Leadership Committee has the authority to determine from time to time the maximum number of shares of Common Stock reserved for issuance under the C/A Plan. In November 2001, the Compensation and Leadership Committee authorized 2 million shares to be issued under the C/A Plan, subject to adjustments and the reusage provision. On May 3, 2003, a grant of stock options made prior to November 2001 under the C/A Plan expired without being exercised. As a result, approximately 6 million shares became available for use under the C/A Plan’s reusage provisions. As of December 31, 2003, the maximum number of shares available under the C/A Plan was 5,829,350.

Awards have included options to acquire shares of the Company’s Common Stock and restricted stock (“Restricted Stock”). Each option granted has an exercise price of 100% of the market value of the Common Stock on the date of grant. Generally, all options expire 10 years from the date of grant and vest and become exercisable at 25% increments over four years. An exception to this were the grants for an aggregate of about 8 million shares made on January 3, 2001 as part of the Chairman’s Challenge grant which vested and became exercisable on July 1, 2002 but which generally expired on May 3, 2003 without being exercised. Awards of Restricted Stock consist of shares or the rights to shares of the Company’s common stock. These awards are restricted such that they are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the employee. Generally, Restricted Stock vests in 25% increments over four years, starting on the second anniversary of the award.

Upon the occurrence of a change in control, each stock option outstanding on the date on which the change in control occurs will immediately become exercisable in full. In addition, the restrictions on all shares of restricted stock and restricted stock units outstanding on the date on which the change in control occurs will be automatically terminated.

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OWNERSHIP OF SECURITIES

The following table sets forth information as of January 31, 2004, except as noted below, regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, by the persons named in the Summary Compensation Table on page 15 (collectively “named executive officers”), and by all current directors, nominees and executive officers of the Company as a group. Each director, nominee and named executive officer owns less than 1% of the Common Stock. All current directors, nominees and current executive officers as a group own less than 1% of Common Stock.

Name	Shares Owned(1)	Shares Under Exercisable Options(2)	Stock Units(3)	Total Shares Beneficially Owned(4)(5)

Christopher B. Galvin	12,662,365	3,190,000	0	15,853,636	(6)
Mike S. Zafirovski	1,506,977	875,000	0	2,381,977	(7)
David W. Devonshire	0	200,000	0	220,521	(8)
Gregory Q. Brown	0	50,000	0	151,463	(9)
Adrian R. Nemcek	112,366	465,650	0	581,661	(10)
H. Laurance Fuller	46,023	70,500	3,378	119,901	(11)
Judy C. Lewent	38,700	70,500	0	109,200	(12)
Walter E. Massey	20,502	63,000	1,553	85,055	(13)
Nicholas Negroponte	51,331	70,500	0	121,831
Indra K. Nooyi	4,579	0	1,454	6,033	(14)
John E. Pepper, Jr.	46,067	70,500	3,964	136,786	(15)
Samuel C. Scott III	33,410	70,500	1,689	105,599	(16)
Douglas A. Warner III	24,299	15,000	1,456	40,755	(17)
B. Kenneth West	37,590	70,500	3,106	111,196	(18)
John A. White	38,131	52,500	0	90,631	(19)
Edward J. Zander	93,024	0	0	493,024	(20)
All current directors, nominees and current executive officers as a group (25 persons)	2,260,499	7,818,363	16,601	10,878,700	(21)

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the Company’s Profit Sharing Trust and the shares listed under “Shares Under Exercisable Options” and “Stock Units”.
(2)	Includes shares under options exercisable on January 31, 2004 and options which become exercisable within 60 days thereafter except as noted below.
(3)	Includes stock units which are deemed to be beneficially owned on January 31, 2004 or within 60 days thereafter. Stock units are not deemed to be beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of a share of Motorola common stock.
(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(5)	Includes interests, if any, in shares held in the Company’s Profit Sharing Trust, which is subject to some investment restrictions, and the shares listed under “Shares Under Exercisable Options” and “Stock Units”.
(6)	Mr. Galvin has or shares investment and voting power with respect to these shares as follows: sole voting and investment power, 6,263,571 shares; shared voting and investment power, 3,550,817 shares; sole voting power only, 800,000 shares; and shared voting power only, 2,047,977 shares. He disclaims beneficial ownership of 5,644,592 shares held in trusts, which are included for him under “Shares Owned” and “Total Shares Beneficially Owned”. Mr. Galvin’s holdings are as of December 31, 2003 and includes shares under options exercisable on December 31, 2003 and options which become exercisable within 60 days thereafter which are included for him under “Shares Under Exercisable Options” and “Total Shares Beneficially Owned”.
(7)	Mr. Zafirovski does not have investment power over 1,385,117 of these shares. He disclaims beneficial ownership of 240 shares held by him as custodian for his son, which are included for him under “Total Shares Beneficially Owed”.
(8)	Mr. Devonshire’s holdings under “Total Shares Beneficially Owned” include 20,521 stock units that are subject to restrictions. Each stock unit is intended to be the economic equivalent of a share of Motorola common stock. These units are excluded from the computations of percentages of shares owned since the restrictions lapse more than 60 days after January 31, 2004.
(9)	Mr. Brown’s holdings under “Total Shares Beneficially Owned” include 101,463 stock units that are subject to restrictions. Each stock unit is intended to be the economic equivalent of a share of Motorola common stock. These units are excluded from the computations of percentages of shares owned since the restrictions lapse more than 60 days after January 31, 2004.
(10)	Mr. Nemcek does not have investment power over 75,000 of these shares.
(11)	Mr. Fuller does not have investment power over 936 of these shares.
(12)	Ms. Lewent does not have investment power over 264 of these shares.

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14

(13)	Mr. Massey has shared voting and investment power over 2,397 of these shares, and does not have investment power over 10,294 of these shares.
(14)	Ms. Nooyi does not have investment power over 2,995 of these shares.
(15)	Mr. Pepper does not have investment power over 21,502 of these shares. He disclaims beneficial ownership of 16,255 shares held by his wife, which are included for him under “Total Shares Beneficially Owned”.
(16)	Mr. Scott does not have investment power over 12,177 of these shares.
(17)	Mr. Warner does not have investment power over 4,245 of these shares.
(18)	Mr. West does not have investment power over 30,667 of these shares.
(19)	Mr. White does not have investment power over 540 of these shares.
(20)	Mr. Zander does not have investment power over 93,024 of these shares. His holdings under “Total Shares Beneficially Owned” include 400,000 stock units that are subject to restrictions. Each stock unit is intended to be the economic equivalent of a share of Motorola common stock. These units are excluded from the computations of percentages of shares owned since the restrictions lapse more than 60 days after January 31, 2004.
(21)	Reflects shares owned by directors, nominees and current executive officers. Since Mr. Galvin ceased to be an executive officer of the Company on January 5, 2004, his share ownership is not included in these totals. All directors, nominees and current executive officers as a group have: sole voting and investment power over 541,108 of these shares, shared voting and investment power over 30,035 of these shares, and have sole voting and no investment power over 1,689,356 of these shares. Included under “Total Shares Beneficially Owned” are 724,420 stock units that are subject to restrictions. Each stock unit is intended to be the economic equivalent of a share of Motorola common stock. These units are excluded from the computations of percentages of shares owned since the restrictions lapse more than 60 days after January 31, 2004. The directors, nominees and current executive officers as a group disclaim beneficial ownership of 20,095 of the shares included for them under “Total Shares Beneficially Owned”.

Principal Shareholders

As of December 31, 2003, no person was known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, except that FMR Corp. filed a Schedule 13G with the Securities and Exchange Commission containing the following information:

Name and Address	Number of Shares and Nature of Beneficial Ownership	Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	173,810,451 shares of Common Stock(1)	7.443%

(1)	Information based solely on a Schedule 13G dated February 16, 2004, filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that, at December 31, 2003: (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 161,091,958 shares of Common Stock (including shares to be issued upon the assumed conversion of convertible debt and equity security units) in its capacity as investment adviser to various registered investment companies; (ii) Fidelity Management Trust Company, a bank that is a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 6,843,699 shares of Common Stock; (iii) Fidelity International Limited, an investment adviser of which Mr. Johnson is Chairman but which is managed independently from FMR Corp., was the beneficial owner of 4,993,445 shares of Common Stock; and (iv) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 881,349 shares of Common Stock in its capacity as investment adviser to various individuals.

PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Other Annual Compen- sation ($)(3)(4)		Restricted Stock Awards ($)		Securities Underlying Options (#)(5)		LTIP Payouts ($)(6)		All Other Compen- sation ($)(7)

Christopher B. Galvin Chairman of the Board and Chief Executive Officer	2003 2002 2001	1,393,405 1,275,000 1,275,000	1,000,000 1,500,000 0		135,465 97,576 82,330	(8) (8) (8)	4,300,000 0 0	(9)	1,000,000 1,000,000 900,000	(10) (10) (10)	0 0 0		7,255 9,552 7,328	(11)

Mike S. Zafirovski President and Chief Operating Officer	2003 2002 2001	900,000 810,577 746,154	956,250 750,000 1,000,000	(17)	80,780 87,422 170,413	(12) (12) (12)	4,000,006 5,450,000 0	(13) (15)	800,000 800,000 650,000	(14) (15) (18)	0 650,000 0	(16)	8,138 5,946 1,502

David W. Devonshire Executive Vice President and Chief Financial Officer	2003 2002	593,269 442,308	822,925 627,500	(19) (21)	3,452 85,910	(22)	0 280,000	(23)	492,005 400,000	(20) (24)	0 0		8,054 3,019

Gregory Q. Brown Executive Vice President	2003	510,866	692,196	(25)	477		865,000	(25)	850,000	(25)	0		832

Adrian R. Nemcek Executive Vice President	2003 2002 2001	529,231 479,808 370,193	662,782 306,237 200,000		18,875 2,266,127 1,026	(27)	0 907,000 386,250	(28) (29)	400,000 250,000 227,500	(26) (26) (26)(30)	0 0 0		8,340 7,351 7,915

(1)	Including amounts deferred pursuant to salary reduction arrangements under the 401(k) Plan.
(2)	Unless otherwise indicated, bonuses earned in 2002 and 2003 were earned under the Motorola Incentive Plan (“MIP”) and bonuses earned in 2001 were earned under the Performance Excellence Equals Rewards (“PE=R”) plan.
(3)	Unless otherwise indicated, these amounts consist of the Company’s reimbursements for the income tax liability resulting from income imputed to the executive officer as a result of: (a) coverage by a life insurance policy for elected officers, and (b) use of Company aircraft.
(4)	Unless otherwise indicated, the aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer valued on the basis of aggregate incremental cost to the Company (“Company perquisite costs”), was less than either $50,000 or 10% of the total of annual salary and bonus for that executive officer during each of these years.
(5)	All options were granted at fair market value at the date of grant.
(6)	Other than the guaranteed minimum payment to Mr. Zafirovski described in footnote 16 below, no payments under the Company’s long-term incentive plans were made for either of the cycles ending on December 31, 2002 or the cycle ending on December 31, 2003 because the minimum objective measure of Company performance was not met.
(7)	Unless otherwise indicated, these figures include: (a) the following amounts for imputed income associated with the premiums paid under the term life portion of the split-dollar life insurance for: Mr. Galvin, $5,255; Mr. Zafirovski, $2,138; Mr. Devonshire, $3,381; Mr. Brown, $832; and Mr. Nemcek, $2,292 and (b) the following contributions made by the Company to the 401(k) Plan in 2003 for: Mr. Galvin, $2,000; Mr. Zafirovski, $6,000; Mr. Devonshire, $4,673; and Mr. Nemcek, $6,048.
(8)	In 2003, this amount consists of both: (i) the Company’s reimbursements for the income tax liability (“tax gross-ups”) of $5,778 for income imputed to Mr. Galvin as a result of coverage by a life insurance policy for elected officers and the use of Company aircraft, and (ii) Company perquisite costs for Mr. Galvin of $129,687, including, $106,031 in personal use of Company aircraft. In 2002, this amount consists of both: (i) tax gross-ups of $12,845 for income imputed to Mr. Galvin as a result of coverage by a life insurance policy for elected officers and the use of Company aircraft, and (ii) Company perquisite costs for Mr. Galvin of $84,731, including, $72,353 in personal use of Company aircraft. In 2001, this amount consists of both: (i) tax gross-ups of $5,232 for income imputed to Mr. Galvin as a result of coverage by a life insurance policy for elected officers and the use of Company aircraft, and (ii) Company perquisite costs for Mr. Galvin of $77,098, including, $66,530 in personal use of Company aircraft. As Chairman and CEO, Mr. Galvin was required to use the plane for business and personal travel pursuant to the Company’s security program established by the Board of Directors. During 2003, 2002 and 2001, Mr. Galvin’s personal use of Company aircraft averaged 2.5% of the total operating hours of Company owned aircraft.
(9)	On May 29, 2003, Mr. Galvin was awarded 500,000 shares of restricted Common Stock, with a fair market value of $8.60 per share. Pursuant to the terms of the original grant, the restrictions on 100% of the shares would lapse on May 29, 2008. Under his Retirement Agreement discussed on page 23, upon his retirement all restrictions on these shares will lapse. Upon death or total and permanent disability, all restrictions lapse. All dividends are paid on the restricted stock.

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16

(10)	These stock options were granted to Mr. Galvin as part of the Company’s broad-based annual stock option grants. The 1,000,000 options granted on May 6, 2003, vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 6, 2004, and expire on May 6, 2013. The 1,000,000 options granted on May 7, 2002, vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 7, 2003, and expire on May 7, 2012. The 900,000 options granted on March 16, 2001, also vest and become exercisable in equal annual installments over four years, with the first installment vesting on March 16, 2002 and expire on March 16, 2011.
(11)	During 2002, Mr. Galvin received awards totaling $1,650, pursuant to the Company’s patent award program. The patent award program is a broad-based program available to all Company employees and provides awards to inventors in connection with the filing of patent applications and/or the issuance of patents.
(12)	In 2003, this amount consists of both: (i) tax gross-ups of $17,295 for income imputed to Mr. Zafirovski as a result of coverage by a life insurance policy for elected officers and the use of Company aircraft, and (ii) Company perquisite costs for Mr. Zafirovski of $63,485, including $27,766 in relocation benefits. In 2002, this amount consists of both: (i) tax gross-ups of $15,190 for income imputed to Mr. Zafirovski as a result of coverage by a life insurance policy for elected officers, the use of Company aircraft and incidental gifts resulting in a tax liability of less than $100, and (ii) Company perquisite costs for Mr. Zafirovski of $72,232, including $33,204 in relocation benefits. In 2001, this amount consists of both: (i) tax gross-ups of $54,786 for income imputed to Mr. Zafirovski as a result of coverage by a life insurance policy for elected officers, the use of Company aircraft and relocation benefits, and (ii) Company perquisite costs for Mr. Zafirovski of $115,628, including $77,115 in relocation benefits.
(13)	In May 2000, Mr. Zafirovski joined the Company as President of the Personal Communications Sector. At that time, as an incentive for him to join the Company and to compensate him for foregoing certain bonuses and equity-based compensation that he would have received from his former employer, the Company entered into certain compensation arrangements with Mr. Zafirovski. These compensation arrangements are referred to in the footnotes applicable to Mr. Zafirovski as the “May 2000 Zafirovski Compensation Arrangements”. The May 2000 Zafirovski Compensation Arrangements provided that Mr. Zafirovski shall be granted: (i) restricted stock with a face value of $4 million in May 2003, with all restrictions to lapse in May 2007; and (ii) assuming continued good performance in future years, restricted stock with a face value of $4 million in May 2006, with all restrictions to lapse in May 2010. The restricted stock award was made on May 29, 2003 for 465,117 shares of restricted Common Stock with a fair market value of $8.60 per share. Upon death or permanent disability, all restrictions lapse. All dividends are paid on restricted stock.
(14)	The 800,000 stock options granted to Mr. Zafirovski as part of the Company’s broad-based annual stock option grants on May 6, 2003 become exercisable in equal annual installments over four years, with the first installment vesting on May 6, 2004, and expire on May 6, 2013.
(15)	On May 7, 2002, Mr. Zafirovski was granted 600,000 stock options as part of the Company’s broad-based annual stock option grants. These options vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 7, 2003, and expire on May 7, 2012. In July 2002, Mr. Zafirovski became the Company’s President and Chief Operating Officer. On that date, Mr. Zafirovski was awarded 500,000 shares of restricted Common Stock, with a fair market value of $10.90 per share. The restrictions on the shares lapse on July 29, 2006, provided that Mr. Zafirovski remains employed by the Company until such date, or upon death or total and permanent disability. All dividends are paid on the restricted stock. On that date, Mr. Zafirovski was also granted 200,000 stock options. These options vest and become exercisable in equal annual installments over four years, with the first installment vesting on July 29, 2003, and expire on July 29, 2012. The shares of restricted stock and stock options were granted to Mr. Zafirovski as a strong incentive to increase the value of the Company during his employment.
(16)	In connection with the May 2000 Zafirovski Compensation Arrangements, Mr. Zafirovski received a guaranteed minimum payment of $650,000 under the Company’s Long Range Incentive Plan for the three-year cycle ending December 31, 2002.
(17)	In connection with the May 2000 Zafirovski Compensation Arrangements, Mr. Zafirovski received a guaranteed bonus of $500,000 on the first anniversary of his employment with the Company. The remaining $500,000 bonus was earned under PE=R.
(18)	Mr. Zafirovski received 350,000 stock options on January 3, 2001 as part of the Chairman’s Challenge Grant, which was designed to provide employees with shorter-term incentive to improve performance. These options vested and became exercisable on July 1, 2002 and expired unexercised on December 3, 2003. Mr. Zafirovski also received 300,000 stock options on March 16, 2001 as part of the Company’s broad-based annual stock option grant. These options vest and become exercisable in equal annual installments over four years, with the first installment vesting on March 16, 2002, and expire on March 16, 2011.
(19)	In March 2002, Mr. Devonshire joined the Company as Executive Vice President and Chief Financial Officer. At that time, as an incentive for him to join the Company, the Company entered into certain compensation arrangements with Mr. Devonshire. These compensation arrangements are referred to in the footnotes applicable to Mr. Devonshire as the “March 2002 Devonshire Compensation Arrangements”. The compensation arrangements included a guaranteed signing bonus of $287,500 that was paid to Mr. Devonshire in 2003, after completion of Mr. Devonshire’s first year of employment. The remaining $535,425 was earned under MIP.
(20)	These stock options were granted to Mr. Devonshire as part of the Company’s broad-based annual stock option grants. The 492,005 options granted on May 6, 2003, vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 6, 2004, and expire on May 6, 2013. As part of the March 2002 Devonshire Compensation Arrangements, Mr. Devonshire was guaranteed a stock option grant in 2003 of not less than $4 million of the Company’s shares, subject to Mr. Devonshire’s continued employment with the Company through the grant date. The May 6, 2003 grant of 492,005 options satisfies this term of the compensation arrangements.

PROXY STATEMENT

(21)	As part of the March 2002 Devonshire Compensation Arrangements, Mr. Devonshire received a signing bonus of $287,500 that was paid to Mr. Devonshire shortly after he joined the Company in 2002. The remaining $340,000 bonus was earned under MIP.
(22)	In 2002, this amount consists of both: (i) a tax gross-up of $11,976 for income imputed to Mr. Devonshire as a result of coverage by a life insurance policy for elected officers and relocation benefits, and (ii) Company perquisite costs for Mr. Devonshire in 2002 of $73,934, including $64,681 in relocation benefits.
(23)	As part of the March 2002 Devonshire Compensation Arrangements, Mr. Devonshire was also awarded 20,000 restricted stock units on March 18, 2002. The fair market value of the Common Stock on March 18, 2002 was $14.00. Restrictions on 50% of the units will lapse on March 18, 2005; restrictions on an additional 25% of the units will lapse on March 18, 2006; and restrictions on the remaining 25% of the units will lapse on March 18, 2007. Upon death or total and permanent disability, all restrictions lapse. Upon lapse of the restrictions on a unit, Mr. Devonshire is entitled to receive a share of Common Stock. Until such time, he has no voting rights with regard to the underlying shares. Additional units are automatically accrued pursuant to dividend equivalent rights at the current market price. Restrictions on the units received pursuant to dividend equivalent rights lapse at the same time as restrictions on the underlying units.
(24)	As part of the March 2002 Devonshire Compensation Arrangements, Mr. Devonshire was also granted 400,000 stock options on March 18, 2002. These options vest and become exercisable in equal annual installments over four years, with the first installment vesting on March 18, 2003, and expire March 18, 2012.
(25)	On January 1, 2003, Mr. Brown joined the Company as Executive Vice President, President and Chief Executive Officer, Commercial, Government and Industrial Solutions Sector. At that time, as an incentive for him to join the Company, the Company entered into certain compensation arrangements with Mr. Brown. The compensation arrangements included a signing bonus of $100,000 that was paid to Mr. Brown shortly after he joined the Company in 2003 and a guaranteed bonus of $100,000 that was paid in January 2004, after completion of Mr. Brown’s first year of employment. Mr. Brown also earned a bonus of $592,196 in 2003 under MIP. On January 1, 2003, Mr. Brown was also awarded 100,000 restricted stock units. The fair market value of the Common Stock on January 1, 2003 was $8.65. Restrictions on 25% of the units will lapse on January 1, 2005, restrictions on an additional 25% of the units will lapse on January 1, 2006; restrictions on an additional 25% of the units will lapse on January 1, 2007; and restrictions on the remaining 25% of the units will lapse on January 1, 2008. Upon death or total and permanent disability, all restrictions lapse. Upon lapse of the restrictions on a unit, Mr. Brown is entitled to receive a share of Common Stock. Until such time, he has no voting rights with regard to the underlying shares. Additional units are automatically accrued pursuant to dividend equivalent rights at the current market price. Restrictions on the units received pursuant to dividend equivalent rights lapse at the same time as restrictions on the underlying units. On that date, Mr. Brown was also granted 500,000 stock options. 10% of the options vested on January 1, 2004; 20% of the options will vest on January 1, 2005; 30% of the options will vest on January 1, 2006; and the remaining 40% of the options will vest on January 1, 2007. The options expire on January 1, 2013. Mr. Brown also received 350,000 options on May 6, 2003 as part of the Company’s broad-based annual stock option grant. These options vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 6, 2004, and expire on May 6, 2013.
(26)	These stock options were granted to Mr. Nemcek as part of the Company’s broad-based annual stock option grants. The 400,000 options granted on May 6, 2003 vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 6, 2004, and expire on May 6, 2013. The 250,000 options granted on May 7, 2002 vest and become exercisable in equal annual installments over four years, with the first installment vesting on May 7, 2003, and expire on May 7, 2012. The 75,000 options granted on March 16, 2001, also vest and become exercisable in equal annual installments over four years, with the first installment vesting on March 16, 2002 and expire on March 16, 2011. The 100,000 options granted on September 19, 2001 vest and become exercisable on September 19, 2003 and expire on September 19, 2011.
(27)	Certain officers who were elected prior to January 1, 2000, participate in a supplementary retirement plan. A discussion of the Company’s pension and retirement plans is on pages 20 and 21. At the time of vesting, the Company makes a contribution to the trust for the supplementary retirement plan. The purpose of that contribution is to enable the trust to make payments of the benefits under the plan due to the participant after retirement. Federal and state tax laws require that the participant include in income the amount of any contribution in the year it was made, even though the participant receives no cash in connection with such contribution or any payments from the retirement plan. Because the participant receives no cash yet incurs a significant income tax liability, the Company believes that it is appropriate to reimburse the participant so that he or she is not paying additional taxes as a result of the contribution. In 2002, Mr. Nemcek was reimbursed for such a tax liability of $2,254,618.
(28)	On November 15, 2002, Mr. Nemcek was awarded 100,000 shares of restricted Common Stock, with a fair market value of $9.07 per share. The restrictions on 25% of the shares lapsed on November 15, 2003; the restrictions on 25% of the shares will lapse on November 15, 2004; and the restrictions on the remaining 50% of the shares will lapse on November 15, 2005. Upon death or total and permanent disability, all restrictions lapse. All dividends are paid on the restricted stock.
(29)	On September 19, 2001, Mr. Nemcek was awarded 25,000 shares of restricted Common Stock, with a fair market value of $15.45 per share. The restrictions on 100% of the shares lapsed on September 19, 2003.
(30)	Mr. Nemcek received 52,500 stock options on January 3, 2001 as part of the Chairman’s Challenge Grant, which was designed to provide employees with shorter-term incentive to improve performance. These options vested and became exercisable on July 1, 2002 and expired unexercised on May 3, 2003.

18

PROXY STATEMENT

Stock Option Grants in 2003

Individual Grants
Name	Number of Securities Underlying Options Granted (# of shares)(1)		% of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date		Potential Realizable Value(2) at Assumed Annual Rates of Stock Price Appreciation for Option Term
							5%($)(2)	10%($)(2)

Christopher B. Galvin	1,000,000	(3)	1.26	8.13	5/6/2013	(4)	5,112,913	12,957,126

Mike S. Zafirovski	800,000	(3)	1.01	8.13	5/6/2013	(4)	4,090,331	10,365,701

David W. Devonshire	492,005	(3)	.62	8.13	5/6/2013	(4)	2,515,579	6,374,971

Gregory Q. Brown	500,000	(5)	.63	8.65	1/1/2013	(5)	2,719,969	6,892,936
	350,000	(3)	.44	8.13	5/6/2013	(4)	1,789,520	4,534,994

Adrian R. Nemcek	400,000	(3)	.51	8.13	5/6/2013	(4)	2,045,165	5,182,850

(1)	These options were granted under the Motorola, Inc. Omnibus Incentive Plan of 2000 to acquire shares of Common Stock. These options were granted at fair market value at the time of the grant and carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest. In the aggregate, the options described in this table are exercisable for approximately 0.15% of the total shares of Common Stock outstanding on January 31, 2004. These options generally vest upon retirement.
(2)	These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the Company’s stock price over the entire life of these options. This equates to increases of 62.9% and 159.4%, respectively, for all options listed in this table, all of which expire ten years from the date of grant. These assumed rates of growth are selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance. For example, the options granted to Mr. Galvin would produce a pre-tax gain of $12,957,126 only if the Company’s stock price appreciates by 10% per year for each of the next 10 years and rises to $21.09 per share before Mr. Galvin exercises the stock options. Based on the number of shares of Common Stock outstanding as of January 31, 2004, such an increase would produce a corresponding aggregate pre-tax gain of more than $30 billion for the Company’s shareholders. In other words, Mr. Galvin’s gain from the options would equal .04% of the potential gain to all shareholders. These calculations do not take into account any taxes or other expenses that might be owed.
(3)	These options were granted on May 6, 2003 as part of the Company’s broad-based annual stock option grant. The options vest and become exercisable in four equal annual installments with the first installment vesting on May 6, 2004.
(4)	The options expire 10 years from the date of grant. The option term is the same for substantially all of the options granted to employees by the Committee on May 6, 2003. These options could expire earlier in certain situations.
(5)	These options were granted to Mr. Brown on January 1, 2003 in connection with him joining the Company and as an added incentive to retain his services. The options vest and become exercisable over four years as follows: 10% of the options vested on January 1, 2004; 20% of the options will vest on January 1, 2005; 30% of the options will vest on January 1, 2006; and the remaining 40% of the options will vest on January 1, 2007. The options expire 10 years from the date of grant.

PROXY STATEMENT

Aggregated Option Exercises in 2003

and 2003 Year-End Option Values

			Number of Securities Underlying Unexercised Options at end of 2003(#)		Value of Unexercised In-The-Money(2) Options at end of 2003($)(3)
Name	Shares Acquired on Exercise (# of Shares)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher B. Galvin	0	0	2,965,000	2,425,000	0	5,870,000
Mike S. Zafirovski	0	0	800,000	1,850,000	155,000	5,161,000
David W. Devonshire	0	0	100,000	792,005	0	2,888,069
Gregory Q. Brown	0	0	0	850,000	0	4,729,500
Adrian R. Nemcek	0	0	428,150	643,750	0	2,348,000

(1)	The “value realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes that may have been owed.
(2)	“In-the-Money” options are options whose base (or exercise) price was less than $14.00 per share, the market price of Common Stock at December 31, 2003.
(3)	Assuming a stock price of $14.00 per share, which was the closing price of a share of Common Stock reported for the New York Stock Exchange on December 31, 2003.

Long-Term Incentive Plans—Awards in 2003

The Company introduced the Mid-Range Incentive Plan (“MRIP”) in 2003. The initial cycle started on January 1, 2003 and will continue through the cycle end date of December 31, 2004.

	Performance or Other Period Until Maturation or Payout Maximum	Estimated Future Payouts Under Non-Stock Price-Based Plans
		(1)(2)(3)
Name		Target ($) (4)		Maximum ($)

Christopher B. Galvin (5)	2 Years	1,750,000	(5)	3,500,000	(5)
Mike S. Zafirovski	2 Years	1,800,000		3,600,000
David W. Devonshire	2 Years	862,500		1,725,000
Gregory Q. Brown	2 Years	787,500		1,575,000
Adrian R. Nemcek	2 Years	750,000		1,500,000

(1)	Under the Company’s MRIP, at the beginning of each two-year cycle, the Compensation and Leadership Committee determines the objective measures/metrics for that cycle. The measures/metrics used for this purpose are: (1) cumulative improvement in economic profit, and (2) cumulative growth in sales over the two-year performance period. Specific economic profit and sales growth targets are established at the beginning of the cycle. An award is earned only when minimum specified levels of cumulative improvement in economic profit and cumulative growth in sales are reached. Award targets are between 250% and 75% of annualized base salary on January 1, 2003. The Committee determines targets for members of the Office of the Chairman (consisting of the Chairman and CEO and the President and Chief Operating Officer) and other executive officers. The CEO determines targets for other participants. Payouts can range from 0% to 200% of an individual’s award target. The initial cycle started on January 1, 2003 and will continue through the cycle end date in 2004.
(2)	All the payments shown are potential assumed amounts. There is no assurance that Motorola will achieve results that would lead to payments under MRIP or that any payments will be made under this plan.
(3)	These figures were calculated using the January 1, 2003 annualized base salary for each participating executive officer.
(4)	If the specified performance targets are met, an award payment would be made under MRIP. This “target” payment is 50% of the maximum award under MRIP.
(5)

In September 2003, Mr. Galvin announced his intention to retire as the Chairman and CEO and the Board approved a retirement agreement with Mr. Galvin on October 2, 2003 (the “Retirement Agreement”). The Retirement Agreement is described on page 23 of this proxy statement. Under the Retirement Agreement, Mr. Galvin is entitled to pro-rata long-term incentive awards for prior

PROXY STATEMENT

performance periods. Mr. Galvin left the Office of the Chairman on January 5, 2004, and thus he is entitled to consideration for a 2003-2004 MRIP award based on actual performance and in accordance with formulas established under MRIP. The figures displayed in Target ($) and Maximum ($) represent Mr. Galvin’s pro-rata award.

RETIREMENT PLANS

The Motorola Portable Pension Plan (the “Portable Plan”) and the Motorola Supplemental Pension Plan (“Supplemental Plan”) may provide pension benefits to the named executive officers in the future. Most regular U.S. employees who have completed one year of employ-ment with the Company or certain of its subsidiaries are eligible to participate in one or more of the Company’s pension plans. They become vested after five years of service. Normal retirement is at age 65.

Pension Plan Table

The following table provides the estimated annual pension benefit payable at age 65 (the “Normal Retire-ment Date”) as of December 31, 2003 under the Portable Plan and the Supplemental Plan, the plans in which Messrs. Zafirovski, Devonshire and Brown participate. The estimated pension benefits are shown for various rates of final average base salary and years of service.

	YEARS OF SERVICE

REMUNERATION	5	10	15	20

$500,000	$8,429	$18,964	$31,607	$46,357
$600,000	$10,114	$22,757	$37,929	$55,629
$700,000	$11,800	$26,550	$44,250	$64,900
$800,000	$13,486	$30,343	$50,572	$74,172
$900,000	$15,171	$34,136	$56,893	$83,443
$1,000,000	$16,857	$37,929	$63,215	$92,715
$1,100,000	$18,543	$41,722	$69,536	$101,986

A participant’s benefits under the Portable Plan and Supplemental Plan are calculated based on an employee’s length of service and the average Plan compensation (base pay) for the five years of highest pay during the last ten years of Motorola employment.

The estimated annual pension benefits payable at age 65 are computed as a single life annuity. Benefits payable under the plans are not reduced for social security or other offsets.

Credited Years Of Service

The following table provides the compensation covered and credited years of service under the Portable Plan and the Supplemental Plan.

Name	Compensation Covered by Plan	Credit Service

Mike S. Zafirovski	$900,000	3 years	8 months
David W. Devonshire	$600,000	1 year	10 months
Gregory Q. Brown	$525,000	1 year	0 months

The Company also maintains a supplementary retirement plan (the “SRP Plan”) for certain elected officers. Since January 1, 2000, no additional officers are eligible for participation in the SRP. Elected officers, including Mr. Galvin and Mr. Nemcek, who, prior to January 1, 2000, were designated for participation by the Committee administering the SRP Plan, participate in the SRP Plan. Mr. Devonshire, Mr. Brown and Mr. Zafirovski do not participate in the SRP Plan. The SRP Plan provides that if the benefit payable annually (computed on a single life annuity basis) to any participating officer under one of the Company’s pension plans (which is based on a percentage of final average earnings for each year of service) is less than the benefit calculated under the SRP Plan, that officer will receive supplementary payments upon retirement.

Generally, the total annual payments to officer participating in the SRP will equal a percentage of the sum of such officer’s rate of salary at retirement plus an amount equal to the highest average of the annual bonus awards paid to such officer for any five years within the last eight years preceding retirement. Such percentage ranges from 40% to 45%, depending upon such officer’s years of service and other factors. Under an alternate formula, the total annual payments to such officer from both plans will equal the amount of the officer’s retirement benefit calculated under the terms of the pension plan in which he participates, without regard to the limitation on considered compensation under qualified retirement plans in section 417 of the Internal Revenue Code of 1986, as amended (the “Code”), or the technical benefits limitation in section 415 of the Code. However, the total annual pension payable on the basis of a single life annuity to any named executive officer from the applicable pension plan and SRP Plan is subject to a maximum of 70% of that officer’s base salary prior to retirement. If the officer is vested and retires at or after age 55 but prior to age 60, he or she may elect to receive a deferred unreduced benefit when he or she attains age 60, or an actuarially reduced benefit at or after age 57, contingent upon entering into an agreement not to compete with the Company. If a change in control (as defined) of the Company occurs, the right of each non-vested elected officer to receive supplementary payments will become vested on the date of such change

PROXY STATEMENT

21

in control and unreduced payments may begin or be made upon retirement at or after age 55.

Participants in the SRP Plan generally become vested in the plan at age 55 with 5 years of service, or at age 60 with two years of service, or at age 65 or upon becoming disabled (without regard to years of service). At the time of vesting, the Company makes a contribution to the trust for that plan. The purpose of that contribution is to enable the trust to make payments of the benefits under the SRP Plan due to the participant after retirement. Federal and state tax laws require that the participant include in income the amount of any contribution in the year it was made even though the participant receives no cash in connection with such contribution or any payments from the retirement plan. Because the participant receives no cash yet incurs a significant income tax liability, the Company believes that it is appropriate to reimburse the participant so that he or she is not paying additional taxes as a result of a contribution. As described in the Summary Compensation Table, Mr. Nemcek was reimbursed for such a tax liability of $2,254,618 in 2002. This is the Company’s policy with respect to all participants in the plan, including those named in the Summary Compensation Table.

Based on salary levels at December 31, 2003, and the average of the highest annual incentive awards paid for five years out of the last eight years, for the named executive officers in the Summary Compensation Table, who participate in the SRP the estimated annual benefit payable upon retirement at normal retirement age from the Portable Plan, as supplemented pursuant to the SRP Plan and previous retirement income plans, if applicable, for Mr. Galvin is $980,000 and for Mr. Nemcek is $378,000.

As part of the compensation arrangements agreed to with Mr. Zafirovski when he joined the Company in 2000, the Company agreed to make a deferred cash payment of $4 million plus accrued interest to Mr. Zafirovski when he reaches age 60. The Company agreed to this payment in order to replace the supplemental retirement benefit that Mr. Zafirovski had accrued with his former employer that was forfeited when he joined the Company. The Company accrues interest quarterly on this amount, at the rate of 7% per annum, from Mr. Zafirovski’s start date until he is age 60. In the event of Mr. Zafirovski’s death before age 60, the amount credited to his account at the date of death, plus any interest accrued from the last day of the preceding calendar quarter to the date of payment, shall be payable as designated by Mr. Zafirovski. In the event of any other termination of Mr. Zafirovski’s employment or a change in control of the Company before Mr. Zafirovski reaches age 60, the balance of his account on the date of termination or change in control, plus any interest accrued from the last day of the preceding calendar quarter to the date of payment, will be paid to Mr. Zafirovski in a lump sum.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement with Edward J. Zander

On December 15, 2003, the Company entered into an employment agreement with Mr. Zander, effective as of January 5, 2004. The agreement has an initial term of five years but, commencing on January 5, 2008, the term will be extended for one year on each anniversary of the effective date of the agreement unless either party delivers notice to the other party of its intention not to extend the term. During the term, Mr. Zander will serve as Chief Executive Officer of the Company, with such duties and responsibilities as are commensurate with the position, and will report directly to our Board of Directors. Mr. Zander will also serve as Chairman of our Board of Directors.

During the term, Mr. Zander will be paid an annual base salary of not less than $1,500,000. The base salary will be reviewed for increase commencing at such times as we review the salaries of senior executives generally, except Mr. Zander’s salary will not be reviewed for increase until calendar year 2005. For each fiscal year completed during the term, Mr. Zander will also be eligible to receive annual cash bonuses based upon performance targets established by the Compensation and Leadership Committee, but in no event will his annual target bonus be less than 135% of his annual base salary. Payment of Mr. Zander’s annual bonus will be guaranteed at target level for fiscal year 2004, but Mr. Zander has agreed to defer receipt of such bonus until after his date of termination of employment (but no later than January 1 of the year following termination) or, if earlier, the first day on which the deductibility of the guaranteed bonus by us is no longer precluded by the provisions of Section 162(m) of the Code. For each multi-year period completed during the term, Mr. Zander will also be eligible to receive an award under our Mid-Range Incentive Plan based upon performance targets established by the Compensation and Leadership Committee, but in no event will his target award be less than 250% of his annual base salary. During the term, he is also eligible to participate in all long-term incentive plans, qualified pension plans and health and welfare, perquisite, fringe benefit and other arrangements generally available to other senior executives, including reasonable use of Company aircraft for personal (not less than 100 hours annually for personal use) and business purposes, transition housing and a home security system. Mr. Zander will receive change in control benefits under our Senior Officer Change in Control Severance Plan or any successor change in control plan or program. If we no longer maintain the Senior Officer Change in Control Severance Plan, we will provide Mr. Zander with no less favorable benefits and protection under an alternative program or arrangement. In addition, upon a

PROXY STATEMENT

change in control of the Company, all equity-based awards granted to Mr. Zander will become fully vested and exercisable, all performance goals will be deemed achieved at target levels, all performance stock will be delivered as promptly as practicable and all performance units, restricted stock units and other incentive awards will be paid out as promptly as practicable. If we adopt an equity incentive plan or a severance plan for senior executives with change in control benefits more generous than the benefits provided to Mr. Zander under the agreement, Mr. Zander will be entitled to those benefits.

Mr. Zander has agreed to purchase 100,000 shares of our common stock on or prior to July 31, 2005, provided, that 25,000 shares will be purchased on or prior to July 31, 2004 and another 25,000 shares will be purchased on or prior to January 31, 2005.

On January 5, 2004, pursuant to the employment agreement, we granted Mr. Zander an option to purchase 1,350,000 shares of our common stock under our Omnibus Incentive Plan of 2003 with a per share exercise price equal to $14.50. The stock option has a ten-year term and will vest in four equal annual installments commencing on the first anniversary of the date of grant, subject to Mr. Zander’s continued employment with us through each such date. In addition, on January 5, 2004, we granted Mr. Zander 400,000 restricted stock units based on shares of our common stock under our Omnibus Incentive Plan of 2003, which will vest 50% on the second anniversary of the date of grant and the remainder on the fourth anniversary of the date of grant, subject to Mr. Zander’s continued employment with us through each such date. Mr. Zander has agreed to defer settlement of the restricted stock units until after his date of termination of employment (but no later than January 1 of the year following termination) or, if earlier, the first day on which the deductibility of the guaranteed bonus by us is no longer precluded by the provisions of Section 162(m) of the Code.

In May 2004, we will grant Mr. Zander an option to purchase a number of shares of our common stock under our Omnibus Incentive Plan of 2003 having an aggregate Black-Scholes value of $6,250,000 with a per share exercise price equal to the closing price of a share of our common stock on the last trading day prior to the date of grant. The stock options will have a term of 10 years and will vest in four equal annual installments commencing on the first anniversary of the date of grant, subject to Mr. Zander’s continued employment with us through each such date. In addition, in May 2004, we will grant Mr. Zander $2,000,000 of restricted stock units based on shares of our common stock under our Omnibus Incentive Plan of 2003, which will vest 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant and 40% on the fourth anniversary of the date of grant, subject to Mr. Zander’s continued employment with us through each such date. Mr. Zander has agreed to defer settlement of the restricted stock units until after his date of termination of employment (but no later than the January 1 of the year following termination) or, if earlier, the first day on which the deductibility of the guaranteed bonus by us is no longer precluded by the provisions of Section 162(m) of the Code.

In connection with the replacement of outstanding amounts at his former employer that were forfeited by Mr. Zander, on January 5, 2004, we paid Mr. Zander a lump sum cash payment of $600,000 and granted Mr. Zander 93,024 restricted shares of our common stock. The restrictions with respect to the restricted stock will lapse 100% on the second anniversary of the date of grant, subject to Mr. Zander’s continued employment with us through such date.

If Mr. Zander’s employment is terminated by us, except for cause, death or disability, or if he resigns for good reason (as defined in his agreement), he would be eligible to receive: (1) a cash payment equal to the sum of his unpaid annual base salary and any accrued vacation pay through the date of termination, outstanding reimbursable business expenses and his annual cash bonus for the year preceding the date of termination of employment (if not previously paid); (2) a cash payment equal to two times the sum of his annual base salary and his target bonus; (3) continued medical and life insurance benefits for two years following the date of termination, and (4) continued vesting in any stock options, restricted stock, performance shares and any other stock-based long term incentive compensation awards held by Mr. Zander pursuant to their original vesting schedule and continued exercisability of any stock options until 18 months after the earlier of (a) the later of (i) the vesting date or (ii) date of termination of employment or (b) the expiration of the scheduled option term, subject to Mr. Zander’s continued compliance with the restrictive covenants described below. Mr. Zander is entitled to reimbursement for all reasonable legal fees and expenses reasonably incurred by him in connection with the negotiation and preparation of the agreement, subject to a maximum of $50,000 and we will reimburse him for all legal costs and expenses reasonably incurred by him in connection with any dispute under the agreement so long as he prevails in such dispute on at least one material claim.

Mr. Zander has agreed not to use or disclose any confidential information during or following his termination of employment with us. In addition, during his employment and for a period of two years thereafter, Mr. Zander has agreed not to solicit our employees, compete with our business or solicits our customers and has further agreed that, during and after his employment with us, he will assist us in the defense of any claims or potential claims against us.

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The agreement was approved by the Board of Directors, based in part on the recommendation of the Compensation and Leadership Committee and the Search Committee (a committee formed in 2003 to facilitate the search for a Company Chairman and CEO). The Search Committee hired its own CEO compensation advisors who worked with the compensation advisors regularly used by the Compensation and Leadership Committee and the Company to develop the compensation package. Comparator data from similarly sized companies and companies in our industries was gathered and analyzed in determining the compensation package.

Retirement Agreement with Christopher B. Galvin

On September 19, 2003, Motorola announced that Mr. Christopher B. Galvin, chairman and chief executive officer, informed the Board of Directors of his decision to retire and that Mr. Galvin agreed to remain as chairman and CEO until a successor was named. In connection with Mr. Galvin’s retirement, on October 2, 2003, the Board of Directors approved a retirement agreement between Motorola and Mr. Galvin dated as of September 19, 2003 (the “Retirement Agreement”). The details of the Retirement Agreement also were contained in Motorola’s 3rd Quarter Form 10-Q filed on November 6, 2003.

The Retirement Agreement was entered into in the interest of facilitating an orderly transition of the chairman and CEO positions of the Company. The Retirement Agreement outlined specific compensation treatment during two distinct phases: (1) the time period up to the start date of Mr. Galvin’s successor, and (2) the time period immediately following Mr. Galvin’s resignation as chairman and CEO and up to his retirement date (two years from the date of resignation).

While chairman and CEO, Mr. Galvin continued to be paid an annual base salary of $1.4 million. He also continued to participate in Motorola’s annual and long-term cash bonus and incentive plans at his current levels. He continued to participate in Motorola’s benefit plans and the applicable perquisites and security programs at his current levels. Mr. Galvin resigned as chairman and CEO effective January 5, 2004.

Upon Mr. Galvin’s resignation as chairman and CEO, he will receive all unpaid bonuses and incentives for prior performance periods (2003 MIP award) and pro-rata annual bonus and long-term incentive awards (2003 MRIP) based on actual performance in accordance with formulas established in the plans overseen by the Compensation and Leadership Committee of the Board of Directors.

Following his resignation as chairman and CEO, Mr. Galvin began providing consulting services to Motorola and will continue to remain an employee of Motorola for two years. Motorola will pay an annual consulting fee to Mr. Galvin equal to his annual base salary described above, plus the average of his annual bonus for 2001, 2002 and 2003. During this 2-year period, Motorola will continue to provide health benefits and company-paid financial planning and tax preparation services.

Upon retirement, all existing stock options will vest and restrictions on all restricted stock awards will lapse. In the case of restricted stock, the award agreements governing restricted stock awards of 300,000 shares of restricted stock granted on January 31, 2000 and 500,000 shares of restricted stock granted on May 29, 2003, have been amended to permit full vesting of the shares upon Mr. Galvin’s retirement. Mr. Galvin will also be entitled to benefits under the Company’s supplementary retirement plan (the “SRP Plan”) upon his retirement. Mr. Galvin will vest under the existing terms of the SRP plan at age 55 as long as he is employed by the Company. At the time of vesting, the Company makes a contribution to the trust for the plan. Federal and state tax laws require that participants under the SRP plan include in their personal income the amount of any contribution made by the Company in the year the contribution is made. As with other executives participating in the SRP, the Company has reimbursed participants for this tax obligation, and will do so for Mr. Galvin. The total funding expected for Mr. Galvin in connection with the SRP, including the tax obligation, is expected to be approximately $13.8 million.

Motorola has also agreed that, in the event of Mr. Galvin’s death prior to his retirement, his spouse will be entitled to his salary, bonus and consulting fees and his beneficiaries will be entitled to receive the lump sum actuarial equivalent of the retirement benefit that would have been payable to him at his 55th birthday had he survived to that date.

Severance Agreement with David W. Devonshire

In March 2002, the Company entered into compensation arrangements with David Devonshire as an incentive for him to join the Company as Chief Financial Officer. Pursuant to the compensation arrangements, if Mr. Devonshire is terminated without cause, Motorola has agreed to pay him severance equal to one year’s base salary plus his targeted incentive payout.

Severance Agreement with Gregory Q. Brown

In December 2002, the Company entered into compensation arrangements with Gregory Brown as an incentive for him to join the Company as the President and Chief Executive Officer of the Commercial, Government and Industrial Solutions Sector. Pursuant to the compensation arrangements, if during the two years following his employment date of January 1, 2003, Mr. Brown is terminated without cause by Motorola or Mr.

PROXY STATEMENT

Brown terminates his employment with Motorola for good reason, Motorola has agreed to pay him severance equal to eighteen months base salary plus targeted short-term incentive payouts.

Change in Control Arrangements

The Company has adopted Change in Control Severance Plans (the “Plans”) for its elected officers. The Plan applicable to the named executive officers is the Motorola, Inc. Senior Officer Change in Control Severance Plan (the “Senior Officer Plan”). The Senior Officer Plan provides for the payment of benefits in the event that: (i) an executive officer terminates his or her employment for “good reason” (as defined) within two years of a change in control, or (ii) the executive officer’s employment is terminated for any reason other than termination for “good cause” (as defined), disability, death or normal retirement within two years of a change in control of the Company. In addition to unpaid salary for accrued vacation days and accrued salary and annual bonus through the termination date, the amount of the benefits payable to an executive officer entitled thereto would be equal to the sum of: (i) three times the greater of the executive officer’s highest annual base salary in effect during the three years immediately preceding the change in control and the annual base salary in effect on the termination date; (ii) three times the highest annual bonus received by the executive officer during the immediately preceding five fiscal years ending on or before the termination date; and (iii) a pro rata target bonus for the year of termination. The executive officer would also receive continued medical and insurance benefits for 3 years, and 3 years of age and service credit for retiree medical eligibility. In the event the executive officer is subject to the excise of tax under Section 4999 of the Code, the Company will make a tax reimbursement payment to the executive officer to offset the impact of such excise tax. The Senior Officer Plan’s term is for 3 years, subject to automatic one-year extensions unless the Company gives 90 days prior notice that it does not wish to extend. In addition, if a change in control occurs during the term, the Plans continue for an additional two years. These Plans replace individual agreements that the Company began providing in 1988. In addition to plans covering all of the Company’s officers, the general employee population is covered by a change in control severance plan.

The following “Report of Compensation and Leadership Committee on Executive Compensation”, “Report of Audit and Legal Committee” and “Performance Graphs” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION

On February 4, 2003, as a result of the work of the 2002 Ad Hoc Committee on Governance, the Board’s former Compensation Committee and former Management Development Committee of the Board of Directors (the “Board”) were combined to form the Compensation and Leadership Committee. Beginning in May 2003 and continuing throughout the remainder of 2003, the members of the new, combined committee were Directors Samuel C. Scott III (Chair), Indra K. Nooyi, Douglas A. Warner III and B. Kenneth West, all of whom the Board has determined are independent within the meaning of the Motorola, Inc. Director Independence Guidelines and the NYSE listing standards on February 3, 2004. During all of 2003, the Committee was comprised of non-employee directors who were each independent as defined under the NYSE listing standards applicable during 2003. During 2004, the Committee will be comprised of all independent directors.

This report was prepared by the four members of the 2003 Compensation and Leadership Committee.

The Compensation and Leadership Committee is appointed by the Board for the primary purposes of:

•	Assisting the Board in overseeing the management of the Company’s human resources including:
•	compensation and benefits programs;
•	CEO performance and compensation; and
•	executive development and succession and diversity efforts
•	Overseeing the evaluation of management
•	Preparing this report of the Committee on executive compensation

In carrying out its duties, the Committee has direct access to independent compensation consultants and outside survey data. The Committee reports regularly to the Board of Directors on its activities.

Objectives of Executive Compensation Program

Motorola’s executive compensation program is designed to attract and retain key executives critical to the long-term success of the Company. The design is centered on three focal points—a) providing competitive base pay, b) modulating compensation in line with performance and c) generating outstanding returns to shareholders over the long term. The program is designed to create strong links to performance and shareholder value.

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Summary of Motorola Compensation Plans

Base Pay

Base pay levels are compared to a competitive peer group. In the U.S., the Company’s peer group consists of 22 companies which, in the aggregate, the Committee believes fairly represent the Motorola portfolio of businesses and with which the Company competes for executive talent. Outside the U.S., the same peer group companies are compared unless other, more compelling competitors for executive talent are present.

Overall and for the last several years, base salary levels for each position are set at the 50th percentile of similar positions in the peer group. When a position does not readily match those found in the data, judgment is applied to determine a fair competitive salary. Some variation above and below the competitive median is allowed when, in the judgment of management and the Committee, the value of the individual’s experience, performance and specific skill set justifies variation. In this way, competitively-superior pay goes to those that earn it. As a result, the greatest retention value has been invested in the strongest performers.

In addition to base pay, the major executive compensation programs are as follows:

1.    The Motorola Incentive Plan (MIP): MIP was initiated in January 2002 and applies to every employee in the Company (except those participating in a Sales Incentive Plan). MIP replaced the Performance Excellence Equals Rewards Plan, or PE=R, which was established primarily for Company officers. MIP focuses on operating earnings (OE) and free cash flow, two measures critical to improving shareholder returns. OE and free cash flow targets are established for the Company and each of its major sectors. While most employees are rewarded based on sector performance, high-level elected officers (including the executives named in the Summary Compensation Table) have a significant portion of their award based on the OE and cash flow of the entire Company.

MIP awards are paid based on attainment of OE and free cash flow along with an assessment of each individual’s performance for the year. Target awards under MIP are based on market-competitive data and are established as a percentage of base salary. The Compensation and Leadership Committee designates target levels for members of the Office of the Chairman (consisting of the Chairman and CEO and the President and Chief Operating Officer) and other executive officers. They also review target levels for all participants.

2.    The Mid-Range Incentive Plan: The Mid-Range Incentive Plan was implemented in January 2003 (“MRIP”). MRIP is offered to approximately 60 high-level executive officers (including the executives named in the Compensation Table). Awards under the plan are based on (1) cumulative improvement in economic profit and (2) cumulative growth in sales over a two-year performance period. Specific economic profit and sales growth targets are established at the beginning of the cycle. MRIP awards are paid in cash and are based on performance against the established targets.

Award targets are between 250% and 75% of salary. The Committee determines targets for members of the Office of the Chairman and other executive officers. The CEO determines targets for other participants. The initial cycle started on January 1, 2003 and will continue through the cycle end date of December 31, 2004.

3.    Stock Option Plans: A wide range of managerial and individual contributors participate in the Company’s stock option plans. Approximately 42,000 employees were granted stock options in 2003. Stock options are typically awarded annually to encourage optionees to own Common Stock to align their personal financial worth to the Company’s share price growth.

On May 6, 2003, the Committee granted options to approximately 40,000 employees as part of the Company’s traditional annual award of options. These options vest and become exercisable in four equal annual installments with the first installment vesting on May 6, 2004. The exercise price for the options is $8.13 per share, the fair market value of the Common Stock on the date of grant. The options expire on May 6, 2013.

On one basis or another, the rewards under each of these major plans depend on overall Company performance, with some programs also taking into account sector, group, division, team or individual performance.

The Compensation and Leadership Committee has established ownership guidelines for members of the Office of the Chairman and executive and senior vice presidents. The guidelines set a minimum level of ownership of: 4 times base salary for the Office of the Chairman; the lesser of 3 times base salary or 50,000 shares or units for executive vice presidents; and the lesser of 2 times base salary or 25,000 shares or units for senior vice presidents. The Company believes that these guidelines further align its rewards programs with shareholder interests.

PROXY STATEMENT

Compensation for Members of the Office of the Chairman

The compensation for the members of the Office of the Chairman consists of base salary, awards from the Motorola Incentive Plan (MIP), and the Mid-Range Incentive Plan (MRIP), stock options, restricted stock or restricted stock units and certain other benefits. During 2003, Christopher B. Galvin served as Chairman of the Board and Chief Executive Officer and Mike Zafirovski served as President and Chief Operating Officer, and together comprised the Office of the Chairman.

In September 2003, Mr. Galvin announced his intention to resign as the Chairman and CEO and the Board approved a retirement agreement with Mr. Galvin on October 2, 2003 (the “Retirement Agreement”). The Retirement Agreement is described on page 23 of this proxy statement. Reference is made to the Retirement Agreement below as well.

The Committee studied the data gathered from the 22-company peer group mentioned above to assess the appropriate competitive compensation levels for members of the Office of the Chairman.

Office of the Chairman Base Salary

Base salary of the Office of the Chairman is determined at the beginning of the year, typically at the Committee’s February meeting. The Committee considered the results of the study together with the Company’s performance on its own financial and non-financial strategic goals and the individual performance of the members of the Office of the Chairman. No particular weight was given to any one of these goals in setting base salaries for the members of the Office of the Chairman. The competitive study gave the Committee a base from which to modify salary and incentive compensation based upon performance. In February 2003, the Committee met with the other independent directors and approved the 2003 base salaries for the members of the Office of the Chairman. Mr. Galvin’s annual salary for all of 2003 was $1,400,000, an increase from $1,275,000 in 2002. Pursuant to the terms of the Retirement Agreement, Mr. Galvin was entitled to his base salary as long as he served as Chairman and CEO. Mr. Galvin left the office of Chairman and CEO on January 5, 2004. Mr. Zafirovski’s annual salary for all of 2003 was $900,000 and has not increased since August 2002.

Office of the Chairman Annual MIP

For the 2003 MIP awards, the Committee assessed performance based on the measures of operating earnings (OE) and free cash flow that comprise the formula for awards under the plan. However, the Committee and Board also reviewed an assessment of the results of the Office of the Chairman along with a formal Board assessment of CEO performance in 2003. The results of each were used to make recommendations on compensation for the Office of the Chairman. Based on these assessments, the Committee recommended a MIP award of $1,000,000 to Mr. Galvin (63% of the formula-driven award) for 2003 performance. In particular, the Committee recognized that while the Company exceeded the free cash flow objective that it set out to achieve in 2003, the Company did not achieve its 2003 OE objective. Mr. Galvin’s award was reviewed and approved by the Board and is consistent with the terms of the Retirement Agreement. Under the Retirement Agreement, Mr. Galvin was entitled to all unpaid bonuses for prior performance periods. Mr. Galvin left the Office of the Chairman on January 5, 2004, so he was entitled to consideration for a 2003 MIP award based on actual performance and in accordance with formulas established under MIP. The Committee awarded $956,250 to Mr. Zafirovski (100% of the formula-driven award) for 2003 performance. The Committee’s decision was based on Mr. Zafirovski’s performance as a member of the Office of the Chairman.

Office of the Chairman Stock Options

On May 6, 2003, as part of the Company’s traditional annual award of stock options, Mr. Galvin was awarded options to purchase 1,000,000 shares of Common Stock and Mr. Zafirovski was awarded options to purchase 800,000 shares of Common Stock. The exercise price for the options is $8.13 per share, the fair market value of the Common Stock on the date of grant. The options expire on May 6, 2013. The options vest and become exercisable in equal annual installments over 4 years, with the first installment vesting on May 6, 2004. The options generally vest upon retirement.

The decision as to the number of options awarded was made using the Committee’s judgment after considering the performance of the Company, reviewing data from the peer group mentioned above and consulting with the Board. Options were granted to these executives in order to provide them with strong incentive to increase the value of the Company.

Office of the Chairman Restricted Stock Grants

On May 29, 2003, both Mr. Galvin and Mr. Zafirovski were awarded grants of shares of Motorola common stock in the form of restricted stock. Mr. Galvin received 500,000 shares of restricted stock. The restrictions on this grant were scheduled to lapse on May 29, 2008. Under his Retirement Agreement, the restrictions on these shares lapse upon his retirement from the Company. The decision as to the number of restricted shares awarded was made using the Committee’s judgment after considering the performance of the Company, reviewing data from the

PROXY STATEMENT

peer group mentioned earlier and consulting with the Board. This award was granted to provide strong incentive to Mr. Galvin to increase the value of the Company.

Mr. Zafirovski received 465,117 shares of restricted stock as a result of the compensation arrangements agreed to in connection with his joining the Company. His employment agreement provided for a restricted stock grant with a face value of $4 million (based on the fair market value on the date of grant) be made in May 2003 and that the restrictions on the restricted stock grant will lapse four years after the date of the grant.

Office of the Chairman MRIP

The Company introduced the Mid-Range Incentive Plan (“MRIP”) in 2003. MRIP awards under the plan are based on: (1) cumulative improvement in economic profit, and (2) cumulative growth in sales over a two-year performance period. Specific economic profit and sales growth targets are established at the beginning of the cycle. MRIP awards are paid in cash and are based on performance against the established targets.

The Committee determines targets for members of the Office of the Chairman and other executive officers. The initial cycle started on January 1, 2003 and will continue through the cycle end date of December 31, 2004. At that time it will be determined if there will be any payments due for that performance cycle. Under the Retirement Agreement, Mr. Galvin is entitled to a pro-rata MRIP award if any payment is made pursuant to this cycle.

The minimum corporate performance requirements for the 3-year cycle ending December 31, 2003 under the Long Range Incentive Plan of 2000 (“LRIP”), the predecessor plan to MRIP, were not attained. As such, no payments were made to any participant under LRIP in 2003.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to one million dollars for compensation paid to named executive officers unless certain requirements are met. The awards under MIP, the Stock Option Plan of 1996 and MRIP (with the possible exception of any guaranteed award) meet the requirements for exemption under Section 162(m) and compensation paid under these plans in 2003, if any, will be deductible. The Motorola Amended and Restated Incentive Plan of 1998 and the Motorola Omnibus Incentive Plans of 2000, 2002 and 2003 permit various types of awards, some of which qualify for exemption under Section 162(m) and some of which do not. Stock options, performance shares, performance cash awards and stock appreciation rights that are granted under these plans qualify as “performance based compensation” and, as such, are exempt from the limitation on deductions. Outright grants of Common Stock, restricted stock, restricted stock units and/or cash do not qualify for exemption and are subject to the Section 162(m) limitation on deductions.

Overall, the Committee believes that the members of the Office of the Chairman are being appropriately compensated in a manner that relates to performance and is in the long-term interests of the stockholders.

Respectfully submitted,

Samuel C. Scott III, Chairman

Indra K. Nooyi

Douglas A. Warner III

B. Kenneth West

REPORT OF AUDIT AND LEGAL COMMITTEE

The Audit and Legal Committee is comprised of three non-employee directors and operates pursuant to a written charter that was amended and restated as of February 3, 2004. A copy of the charter is attached as Appendix A and is available at www.motorola.com/investor.

On February 3, 2004, the Board of Directors determined, based on the recommendation of the Governance and Nominating Committee, that each member of the committee was independent within the meaning of the NYSE listing standards, the SEC rules and the Motorola, Inc. Director Independence Guidelines. The Board also determined that each member is financially literate, has accounting or related financial management expertise, and that H. Laurance Fuller is the “audit committee financial expert” as defined by the SEC rules. The Board also determined that John White’s service on a total of four audit committees of public companies (including Motorola) did not impair his service on the Motorola Audit and Legal Committee because of his excellent service on the Committee since 1995. During all of 2003, the Committee was comprised of non-employee directors who were each independent as defined by the NYSE listing standards applicable during 2003 and the SEC rules.

The responsibilities of the Audit and Legal Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent auditors.

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent auditors, internal auditors and management. During fiscal 2003, the

PROXY STATEMENT

Committee met five times at formal meetings. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. During these meeting, the Committee meets privately with the independent auditors, the chief financial officer, the director of internal auditors, and from time-to-time other members of management.

Outside of formal meetings, throughout the year Committee members meet and have telephone calls to discuss important matters with management and the independent auditors. The Committee, or the Committee Chair as a representative of the Committee, discusses the interim financial information contained in each quarterly earnings announcement with the controller and the independent auditors, prior to public release. The Committee also obtains a review, of the nature described in Statement on Auditing Standards (SAS) No. 100, from the independent auditors containing the results of their review of the interim financial statements.

Throughout the year, the Audit and Legal Committee monitors matters related to the independence of KPMG LLP, the Company’s independent auditors. As part of its monitoring activities, the Committee obtained a letter from KPMG LLP, containing a description of all relationships between the auditors and the Company. After reviewing the letter and discussing it with management, the Committee discussed with the auditors its overall relationship with the Company and any of those relationships described in the letter that could impact KPMG LLP’s objectivity and independence. Based on its continued monitoring activities and year-end review, the Committee satisfied itself as to the auditors’ independence. KPMG LLP also has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the Federal securities laws and within the requirements of Independence Standard Board (ISB) Standard No. 1, Independence Discussions with Audit Committees.

The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in SAS 61, “Communication with Audit Committees”. With and without management present, the Committee discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation and integrity of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

As specified in the Audit and Legal Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

Respectfully submitted,

H. Laurance Fuller, Chair

B. Kenneth West

John A. White

PROXY STATEMENT

29

PERFORMANCE GRAPHS

The following graphs compare the five-year and one-year cumulative total returns of Motorola, Inc., the S&P 500 Index, and a composite of the S&P Communications Equipment Index and the S&P Electronics (Semiconductors) Index. This composite peer group contains a total of 30 companies. The graphs assume $100 was invested in the stock or the Index on December 31, 1998 or December 31, 2002, respectively and also assume the reinvestment of dividends.

Five-Year Performance Graph

One-Year Performance Graph

PROXY STATEMENT

OTHER MATTERS

The Board knows of no other business to be transacted at the 2004 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Independent Public Accountants

KPMG LLP served as the Company’s independent public accountants for the fiscal years ended December 31, 2002 and December 31, 2003 and is serving in such capacity for the current fiscal year. Beginning in 2003, the Audit and Legal Committee appoints and engages the independent public accountants annually. The decision of the Committee, is based on a review of both the audit scope and estimated audit fees.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

The aggregate fees billed by KPMG LLP for professional services to the Company were $13.0 million in 2003 and $18.4 million in 2002.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $7.3 million in 2003 and $6.9 million in 2002.

Audit-Related Fees

The aggregate fees billed by KPMG LLP for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, were $1.6 million in 2003 and $1.6 million in 2002. These fees related to audits and due diligence in connection with acquisitions and dispositions by the Company, pension and profits sharing plan audits and Sarbanes-Oxley Section 404 assistance.

Tax Fees

The aggregate fees billed by KPMG LLP for professional services for tax compliance, tax advice and tax planning were $4.1 million in 2003 and $9.1 million in 2002. These fees primarily related to consultation for the preparation of the Company’s U.S Federal, state and local tax returns and international subsidiaries tax returns and services provided to expatriated Company employees in preparing their tax returns. The Audit and Legal Committee determined that KPMG LLP will not provide tax assistance for expatriate employees after the completion of 2001 tax returns. Although minor fees were incurred in connection with these expatriate returns, the Company does not expect to incur additional fees from KPMG LLP relating to these services (such fees were $0.3 million in 2003 and $5.1 million in 2002) in 2004 or beyond.

All Other Fees

The aggregate fees for all other services rendered by KPMG LLP were $0 in 2003 and $0.8 million in 2002. In 2002, these fees related primarily to forensic audits and litigation support. In 2002, the Audit and Legal Committee implemented a policy whereby KPMG LLP may not provide IT consulting, internal audit outsourcing services or financial transaction structuring services in the future.

The following table further summarizes fees billed to the Company by KPMG LLP during 2003 and 2002:

	Worldwide Fees ($ in millions)

Service	2003	2002

Audit Fees
Consolidated Audit	$7.0	$5.7
Statutory Audits	$0.2	$0.5
SEC Filings	$0.1	$0.2
International Audit Related Services	$0	$0.5

	$7.3	$6.9

Audit-Related Fees
Acquisition & Disposition Audits and Due Diligence	$1.1	$1.6
Pension and Profit Sharing Plan Audits	$0.2	$0
Sarbanes-Oxley Section 404 Assistance	$0.3	$0

	$1.6	$1.6

Tax Fees
International Subsidiaries, Tax Return Preparation & Consultation	$2.3	$3.0
Federal, State & Local Tax Services	$1.5	$1.0
Expatriate Tax Services	$0.3	$5.1

	$4.1	$9.1

All Other Fees
Forensic Audits & Litigation Support	$0	$0.8

Total	$13.0	$18.4

PROXY STATEMENT

Audit and Legal Committee Pre-Approval Policies

In addition to retaining KPMG LLP to audit the Company’s consolidated financial statements for 2003, KPMG LLP and many other accounting and consulting firms were retained to provide advisory, auditing and consulting services in 2003. The Audit and Legal Committee has restricted the non-audit services that KPMG LLP may provide to the Company, primarily to tax services and merger, divestiture, and acquisition-related due diligence and audit services. The Committee has further determined that the Company will obtain non-audit services from KPMG LLP only when the services offered by KPMG LLP are more effective than other service providers and do not impair the independence of KPMG LLP.

The Audit and Legal Committee has formal policies and procedures in place with regard to the approval of all professional services provided to the Company by KPMG LLP. Below is a summary of the 2003 policies and procedures.

With regard to “Audit and Audit-Related” services, the Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. The Committee provided the Company’s Controller approval to authorize payment for any Audit and Audit-Related services up to the approved budget. The Audit Committee provided the Company’s Controller with the authority to pre-approve fees less than $25,000 that were not in the budget but that are in the list of services approved by the Committee. The Controller is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Committee reviews, and if necessary, approves an updated estimate of the annual Audit and Audit-related fees in comparison to the overall budget at each regular Committee meeting.

With regard to “Tax” services, the Committee reviews the description and estimated annual budget for Tax services to be provided by KPMG LLP in advance. During 2003, the Committee provided the Company’s Controller approval to pay any Tax services by KPMG LLP up to the approved budget. The Audit Committee also provides the Company’s Controller with the authority to pre-approve fees less than $25,000 that were not in the budget but that are in the list of services approved by the Committee. The Controller is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Committee reviews, and if necessary, approves an updated estimate of the annual Tax fees and services in comparison to the overall budget at each regular Committee meeting.

With regard to “Other” services, the Committee reviews the description and estimated fees for any Other services to be provided by KPMG LLP in advance. During 2003, the Committee provided the Company’s Controller with approval to pay any Other services up to the approved budget. The Audit Committee also provided the Company Controller with the authority to pre-approve fees less than $25,000 that were not in the budget but that are in the list of services approved by the Committee. The Controller is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Committee reviews, and if necessary, approves an updated estimate of the Other fees and services in comparison to the overall budget at each regular Committee meeting.

In 2003, management did not approve any services that were not on the list of services pre-approved by the Committee.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone or personal interview. Also, the Company has retained D.F. King & Co. to aid in soliciting proxies. The Company will pay an estimated fee of $17,500, plus expenses, to D.F. King. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Motorola Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2003 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that a report on Form 3 was filed late by Mr. Delaney, an executive officer, and one Form 4 covering one transaction was filed late by each of Mr. Negroponte, a director, and Mr. Nemcek, an executive officer.

List of Stockholders

A list of stockholders entitled to vote at the meeting will be available for examination at Motorola’s Galvin Center, 1297 East Algonquin Road, Schaumburg, Illinois 60196 for ten days before the 2003 Annual Meeting and at the Annual Meeting.

Deadline and Procedures for Submitting Proposals

Any stockholder who intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders

PROXY STATEMENT

must send the proposal to: A. Peter Lawson, Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196.

If the stockholder intends to present the proposal at the Company’s 2005 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than November 16, 2004, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Company is not obligated to include any shareholder proposal in its proxy materials for the 2005 Annual Meeting if the proposal is received after the November 16, 2004 deadline.

If a stockholder submits a proposal after the November 16, 2004 deadline but still wishes to present the proposal at the 2005 Annual Meeting, the proposal: (1) must be received by the Company no later than January 30, 2005, (2) must present a proper matter for shareholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s amended and restated certificate of incorporation and bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

Procedures for Recommending Director Candidates to the Governance and Nominating Committee

Stockholders of the Company wishing to recommend director candidates to the Governance and Nominating Committee must submit their recommendations in writing to the Governance and Nominating Committee, c/o Corporate Secretary, Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, Illinois 60196.

The Governance and Nominating Committee will consider nominees recommended by Motorola stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive.

As stated in the Motorola, Inc. Board Governance Guidelines, when selecting directors, the Board will review and consider many factors, including experience, in the context of the Board’s needs; diversity; age; skills and independence. It also considers ethical standards and integrity. It considers recommendations from many sources, including members of the Board, management and search firms. From time-to-time, Motorola hires global search firms to help identify and facilitate the screening and interview process of director nominees. The search firm screens candidates based on the Board’s criteria, does reference checks, prepares a biography for each candidate for the Committee’s review and helps set up interviews. The Committee and the Chairman of the Board conduct interviews with candidates who meet the Board’s criteria. The Governance and Nominating Committee has full discretion in considering its nominations to the Board.

Deadline and Procedures for Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice addressed to the Secretary of the Company Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, Illinois 60196 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address below no later than January 30, 2005.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company’s bylaws. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

Communications to the Board

All communications to the Board of Directors, presiding director or the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196 or by email to boardofdirectors@motorola.com.

Executive Sessions of the Board and the Presiding Director

Independent directors of the Company meet regularly in executive session without management as required by the Motorola, Inc. Board Governance Guidelines adopted in 2003. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the Board of Directors. The Board expects to have a least four executive sessions each year. Alternating executive sessions will be led by the chair of the Governance and Nominating Committee and the chair of the Compensation and Leadership Committee.

PROXY STATEMENT

Director Attendance at Annual Meeting

Board members are expected to attend the Annual Meeting of stockholders as provided in the Motorola, Inc. Board Governance Guidelines. All of our directors standing for election at the 2003 Annual Meeting attended that meeting.

Motorola Corporate Governance Web Page and Available Documents

Motorola maintains a corporate governance page on its website at www.motorola.com/investor that includes information about its corporate governance. The following documents are currently included on the website:

•	The Motorola, Inc. Board Governance Guidelines

•	The Motorola, Inc. Director Independence Guidelines

•	The Principles of Conduct for Members of the Motorola, Inc. Board of Directors

•	The Motorola Code of Business Conduct, which applies to all employees

•	The charters of the Audit and Legal, Governance and Nominating and Compensation and Leadership committees, the current versions of which the Board adopted on February 3, 2004.

The Company will also provide you a printed copy of these documents if you contact Investor Relations, in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com.

“Householding” of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call us at 1-800-262-8509 or write us at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

A. Peter Lawson

Secretary

APPENDIX A

1

APPENDIX A

Audit and Legal Committee Charter

(as approved by the Board of Directors

on February 3, 2004)

PURPOSES

The Audit and Legal Committee is appointed by the Board of Directors (the “Board”) for the primary purposes of:

1.    Assisting the Board in fulfilling its oversight responsibilities as they relate to:

•	the integrity of the Company’s financial statements and the Company’s accounting policies, internal controls and financial reporting practices;

•	the Company’s compliance with legal and regulatory requirements;

•	monitoring the qualifications, independence and performance of the Company’s external auditors; and

•	monitoring the performance of the Company’s internal audit function.

2.    Preparing the report of the Committee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for each annual meeting.

3.    Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and external auditors.

4.    Overseeing compliance with the Company’s policies for conducting business, including ethical business standards as specified in Motorola’s Code of Business Conduct.

COMPOSITION AND QUALIFICATIONS

The Committee shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Committee shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence and experience requirements of the SEC and the New York Stock Exchange (“NYSE”) for audit committee membership.

1.    Each member of the Committee will be a Director who: (i) is not otherwise employed by the Company, and (ii) has not been so employed at any time during the three years prior to the time he or she is appointed to the Committee.

2.    Each member of the Committee will have and maintain independence from management of the Company in accordance with the standards of independence required by the SEC and the NYSE.

3.    No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than: (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to Directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that Directors receive in their capacity as members of the Board or its committees.

4.    Each member of the Committee shall be financially literate (as such qualification is interpreted by the Board in its business judgment).

5.    At least one member of the Committee shall have accounting or related financial management expertise (as such qualification is interpreted by the Board in its business judgment).

6.    No member of the Committee shall serve on the audit committee of more than three public companies (including Motorola) unless the Board shall have made a prior determination that such simultaneous service will not impair the ability of the member to effectively serve on the Committee and discloses this determination in the Company’s proxy statement.

ORGANIZATION, PROCEDURES AND POWERS

1.    The Board of Directors shall appoint one member of the Committee as the Chair. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee. The Chair shall be responsible for leadership of the Committee, including scheduling meetings, preparing agendas and making regular reports to the Board. No Director shall serve as Chair of the Committee for more than five consecutive years.

2.    The Committee shall have the authority to establish its own rules and procedures, consistent with the bylaws of the Company, for notice and conduct of its meetings should the Committee, in its discretion, deem it desirable to do so.

3.    The Committee may, in its discretion, request that management, the external auditors, the internal auditors or counsel undertake special projects or investigations which it deems necessary to fulfill its responsibilities.

4.    The Committee shall have the authority to engage independent counsel, independent accountants or other outside advisers as the Committee deems necessary to carry out its duties.

APPENDIX A

2

5.    The Committee shall receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of any: (i) compensation to outside accounting, legal or other advisors employed by the Committee, or (ii) ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

6.    The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

MEETINGS

The Committee will meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

1.    The Committee may include in its meetings: (i) members of the Company’s management, (ii) representatives of the external auditors, (iii) members of the internal audit team, or (iv) any other personnel employed or retained by the Company or the Committee.

2.    The Committee will periodically meet with members of the Company’s management in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without the presence of other Company management.

DUTIES AND RESPONSIBILITIES

Financial Statements and Published Information

1.    The Committee will meet with the external auditors and senior management prior to the annual audit to discuss planning and staffing of the audit.

2.    The Committee will review the company’s annual audited financial statements and quarterly unaudited financial statements, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), that are included in the Company’s SEC filings and discuss them with senior management and the external auditors. In connection with such review, the Committee will:

•	Discuss with the external auditors: (i) in the case of the annual audited financial statements, the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61 relating to the conduct of the audit; and (ii) in the case of unaudited quarterly financial statements, important matters relating to the SAS No. 100 review.

•	Review with senior management and the external auditors significant financial reporting judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review with senior management and the external auditors any major issues regarding accounting principles or policies and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles or policies.

•	Review with the external auditors: (i) any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work; (ii) any restrictions placed on the scope of such work; or (iii) any restrictions on access to requested information, including a review of Company management’s reactions to such problems or difficulties.

•	Review with the external auditors any management letters provided by the external auditors, and management’s response to such letters.

•	Review with senior management and the external auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

3.    Based on its review of the annual audited financial statements, the Committee will make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

4.    The Committee (or, at the discretion of the Committee, the Chair acting on behalf of the Committee) shall discuss with senior management and the external auditors the quarterly earnings announcement and earnings guidance provided to analysts and rating agencies. These discussions need not occur in advance of each release or each provision of guidance.

5.    The Committee will periodically review the type and presentation of information to be provided in: (i) quarterly earnings releases (paying particular attention to any use of “pro forma”, or “adjusted” non-GAAP, information); and (ii) financial information and earnings guidance provided to analysts and rating agencies.

APPENDIX A

3

Appointment, Retention and Evaluation of External Auditors

6. The Company’s external auditors shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, replace the external auditors. In connection with its oversight of the external audit activities, the Committee will:

•	Appoint and retain the external auditors each year.

•	At least annually, obtain and review a report by the external auditors describing:

(a)    the external audit firm’s internal quality-control procedures; and

(b)    any material issues raised by: (i) the most recent internal quality-control review, or peer review, of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues raised in the reviews described above.

•	Annually review and evaluate:

(a)    The experience and qualifications of the senior members of the external auditor team; and

(b)    The performance and independence of the external auditors, including the lead partner of the external audit firm.

•	Approve the fees to be paid to the external auditors for audit services.

•	Periodically meet separately with the external auditors without senior management present.

•	Be directly responsible for resolution of disagreements between management and the external auditors regarding financial reporting.

•	At least annually, present the Committee’s conclusions with respect to its evaluation of the external auditors to the Board.

Independence of External Auditors

7.    The Committee shall obtain confirmation and assurance as to the external auditors’ independence, including ensuring that they submit on a periodic basis (not less than annually) to the Committee a formal written statement delineating all relationships between the external auditors and the Company.

8.    The Committee shall actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and take appropriate action in response to the external auditors’ report to satisfy itself of their independence.

9.    The Committee will periodically review and, if necessary, update its policy with regard to the pre-approval of the retention of the external auditors for any permitted non-audit services, including a requirement that the Committee approve all non-audit engagements of the external auditors and shall, consistent with that policy, approve the retention of the external auditors to perform such services and the fees for such services, if required by that policy. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the external auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

10.    Periodically review and, if necessary, update its guidelines for the Company’s hiring of employees and former employees of the external auditors who were previously engaged on the Company’s account.

11.    Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner within the time limits and in such a manner as is necessary to prevent the external auditor from being deemed “not independent of the Company” pursuant to governing rules and regulations.

Oversee Internal Audit Activities

12.    In connection with its oversight responsibilities, the Committee will:

•	Review the appointment or replacement and performance of the senior internal auditing executive.

•	Review, in consultation with senior management, the external auditors and the senior internal auditing executive, the plan and scope of internal audit activities.

•	Review internal audit activities, budget, staffing and qualifications of the internal audit staff, and discuss such matters with the senior internal auditing executive and the external auditors.

•	Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.

APPENDIX A

4

•	Review with senior management and the external auditor any correspondence with regulatory or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

•	Periodically meet separately with members of the internal audit staff, including the senior internal auditing executive, without other senior management present.

Internal Controls

13.    The Committee will review with the external auditors, the senior internal auditing executive and senior management:

•	The adequacy and effectiveness of the Company’s internal accounting and financial controls, including computerized information system controls and security, and consider any recommendations for improvement of such controls.

•	Major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Any related significant findings and recommendations of the external auditors and internal auditors together with senior management’s responses thereto.

14.    The Committee will meet periodically with senior management to discuss the Company’s policies with respect to risk assessment and risk management. In doing so, the Committee will review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposure.

15.    The Committee will periodically review and, if necessary, update its procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by the Company’s employees and others of concerns regarding questionable accounting or auditing matters.

Legal Matters

16.    The Committee will periodically review legal matters concerning the Company. In connection with such review, the Committee will:

•	Review periodically with senior management and/or the Company’s General Counsel any legal matters (including the status of pending litigation) that could have a material impact on the Company’s financial statements.

•	Review the Company’s compliance with applicable laws and regulations and any material reports or inquiries from regulatory or government agencies.

•	Receive periodic input from the Law Department.

•	Review the Company’s policy, practice, staffing and posture regarding legal matters.

•	Review the Company’s relationship with external attorneys.

•	Periodically meet separately with the General Counsel without other senior management present.

•	Consider any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise and determine what action or response is appropriate or necessary.

Business Ethics and Compliance

17.    The Committee will review the Company’s business ethics and compliance policies and programs. In connection with such review, the Committee will:

•	Receive periodic reports from the senior ethics and compliance officer regarding ethics and compliance.

•	Discuss with the senior ethics and compliance officer matters that he or she believes should be presented to the Committee directly and not through management.

•	Periodically meet separately with the senior ethics and compliance officer without other senior management present.

Health, Safety and Environment Audit

18.    The Committee will receive reports from the Health, Safety and Environment audit function.

Miscellaneous

The Committee will:

19.    Review and reassess at least annually the adequacy of this Audit and Legal Committee Charter and recommend any proposed changes to the Board of Directors.

20.    Prepare the report of the Committee required by the proxy rules of the SEC to be included in the Company’s proxy statement for each annual meeting.

APPENDIX A

5

21.    Report regularly to the full Board any issues that arise with respect to:

(a)    the quality or integrity of the Company’s financial statements;

(b)    the Company’s compliance with legal or regulatory requirements;

(c)    the performance and independence of the Company’s external auditors;

(d)    the performance of the internal audit function; or

(e)    any other matters that arise in the Committee’s performance of its duties and that the Committee deems important to present to the full Board.

22.    Participate in the Board’s annual performance evaluation, which includes an evaluation of the performance of the Committee as a whole.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the external auditors. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s corporate policies.

Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, the Board or the Company by its officers or employees or by outside experts such as the external auditors.

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Location for the Annual Meeting of Stockholders:

Rosemont Theater

5400 N. River Road, Rosemont, Illinois 60018, (847) 671-5100

Map to the Rosemont Theater

N
W
E
S
45
294
Mannheim Rd.
NW Tollway
Oakton St.
River Rd.
E. Touhy Ave.
I-90
72
Devon Ave.
O'HARE AIRPORT
I-90
Kennedy Expressway
CHICAGO
Rosemont Theater
W. Irving Park Rd.
River Rd.
Cumberland Ave.
Mannheim Rd.
294
45

MOTOROLA, INC.

1303 E. ALGONQUIN RD.

SCHAUMBURG, IL 60196

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 2, 2004. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 2, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Motorola, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. To ensure your vote is counted, receipt of your mailed proxy is needed by Saturday, May 1, 2004.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.motorola.com/investor

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MOTOROLA	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTOROLA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND AGAINST PROPOSALS 2 AND 3.

1.	Election of Directors Nominees:		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	01) E. Zander 02) H. L. Fuller	07) J. Pepper, Jr. 08) S. Scott III	☐	☐	☐
	03) J. Lewent 04) W. Massey 05) N. Negroponte 06) I. Nooyi	09) D. Warner III 10) J. White 11) M. Zafirovski

Vote on Shareholder Proposals
The Board of Directors recommends a vote AGAINST Proposals 2 and 3.

Proposal 2
Shareholder Proposal re: Commonsense Executive Compensation					For	Against	Abstain

					☐	☐	☐
Proposal 3
Shareholder Proposal re: Performance and Time-Based Restricted Shares					For	Against	Abstain

					☐	☐	☐
Please vote, date and sign and mail this proxy promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET TO MOTOROLA’S

2004 ANNUAL MEETING OF STOCKHOLDERS

This is your admission ticket to gain access to Motorola’s 2004 Annual Meeting of Stockholders to be held at the Rosemont Theater, 5400 North River Road, Rosemont, Illinois on Monday, May 3, 2004 at 5:00 P.M. A map showing directions to the meeting site is shown below. Please present this ticket at one of the registration stations. Please note that a large number of stockholders may attend the meeting, and seating is on a first-come, first-served basis.

THIS TICKET IS NOT TRANSFERABLE

Location for the Annual Meeting of Stockholders Map to the Rosemont Theater 5400 North River Road, Rosemont, Illinois 60018 Telephone (847) 671-5100

^FOLD AND DETACH HERE^

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders, May 3, 2004

The undersigned hereby appoints Edward J. Zander, Mike S. Zafirovski, David W. Devonshire, A. Peter Lawson, and Steven J. Strobel or any one of them, as the undersigned’s proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola, Inc. which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of Motorola. Inc. to be held May 3, 2004, and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE,

BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL

NOMINEES LISTED AND AGAINST PROPOSALS 2 AND 3.

IMPORTANT—This Proxy must be signed and dated on the reverse side if you are voting by mail.

March 12, 2004

To Motorola Employee-Stockholders:

I’m honored to be Motorola’s new leader and to have the opportunity to communicate with you, who are employees as well as stockholders. We’re embarking on an adventure together to enhance the company’s performance in the marketplace and to create value for all of Motorola’s stockholders.

We have a revitalized brand…“WOW” products…world-class talent…and a new sense of urgency that will build on the progress of the past year, during which we:

•	Improved profitability and strengthened our balance sheet,

•	Achieved our 12th consecutive quarter of positive operating cash flow, and

•	Generated more than $800 million in savings through Digital Six Sigma®.

With renewed energy, we’re positioned to advance the company further in 2004. Our customers want us to win, we have good momentum in several of our businesses and the economy is turning upward. Our job is to streamline our business model…manage costs aggressively…sharpen our execution in serving customers…and generate top-line growth through increased market share. Working together, we can do it!

As co-workers and stockholders in a publicly traded company, we also share responsibility for its governance. So I encourage you to exercise this responsibility by voting your proxy at the annual meeting of stockholders. Details and related information are provided below.

Let’s join together to manage the company for success in 2004!

Edward J. Zander

Chairman of the Board

and Chief Executive Officer

Annual Meeting: On the reverse side of this letter is notice of Motorola’s annual meeting of stockholders that will be held on May 3, 2004 in Rosemont, Illinois.

Proxy: A proxy card also is enclosed, with instructions for voting on the matters that will be considered this year. The Board of Directors has recommended a vote for the 11 directors nominated and against proposals #2 and #3. The Board’s position on these matters is included in the proxy statement, along with additional information about Motorola. For easy access, it is available on our investor relations website at www.motorola.com/investor in the financial reports section.

Annual Report: You also can view the 2003 annual report electronically on the same site. If you would like to have a printed copy, simply complete the information request form on the site or telephone the investor relations department at 1-800-262-8509.

Motorola, Inc.

1303 E. Algonquin Road, Schaumburg, IL 60196 U.S.A. Tel: +1 847 576 5000 www.motorola.com

Proxy Statement

PRINCIPAL EXECUTIVE OFFICES: 1303 East Algonquin Road Schaumburg, Illinois 60196	PLACE OF MEETING: Rosemont Theater 5400 N. River Road Rosemont, Illinois 60018
March 12, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Our Annual Meeting will be held at the Rosemont Theater, 5400 N. River Road, Rosemont, Illinois 60018 on Monday, May 3, 2004 at 5:00 P.M., local time.

The purpose of the meeting is to:

1.	elect directors for the next year;

2.	consider and vote upon two stockholder proposals, if properly presented at the meeting; and

3.	act upon such other matters as may properly come before the meeting.

Only Motorola stockholders of record at the close of business on March 5, 2004 will be entitled to vote at the meeting. Please vote in one of the following ways:

•	use the toll-free telephone number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MOTOROLA STOCK TO GAIN ADMISSION TO THE MEETING.

By order of the Board of Directors,

A. Peter Lawson

Secretary